UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Celcuity Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

CELCUITY INC.

16305 36th Avenue North, Suite 100

Minneapolis, MN 55446

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON May 13, 2025

TO THE STOCKHOLDERS OF CELCUITY INC.:

Please Take Notice that Celcuity Inc. (“Celcuity”) will hold its 2025 Annual Meeting of Stockholders at the offices of Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446, on May 13, 2025 at 9:00 a.m. local time. Celcuity is holding this meeting for the purpose of considering and taking appropriate action with respect to the following:

1.	To elect the seven director nominees named in the Proxy Statement to the Celcuity Board of Directors, to serve until the next annual meeting of stockholders and the election of such director’s successor, or such director’s earlier death, resignation or removal;

2.	To ratify the appointment of Boulay PLLP as Celcuity’s independent registered public accounting firm for the year ending December 31, 2025;

3.	To approve, on an advisory basis, named executive officer (NEO) compensation;

4.	To approve a 3,000,000 share increase to the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan; and

5.	To transact any other business as may properly come before the meeting or any adjournments thereof, including matters incident to the conduct of the meeting.

Holders of record of Celcuity common stock at the close of business on March 17, 2025 will be entitled to vote at the meeting or any adjournments thereof. Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement of the matters to be considered at the meeting. A copy of the Annual Report on Form 10-K for the year ended December 31, 2024 also accompanies this Notice.

By Order of the Board of Directors,

/s/ Brian F. Sullivan
Chairman of the Board of Directors and
Date: April 1, 2025	Chief Executive Officer

Your vote is important. To vote your shares, please vote by telephone or Internet, as directed in the Proxy Statement, or if you received a proxy card or voting instruction form by mail, please complete, sign, date and mail the proxy card or voting instruction form promptly in the envelope provided. The prompt return of proxies will save Celcuity the expense of further requests for proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2025:

This Notice, the Proxy Statement, and the Annual Report on Form 10-K are available at www.proxyvote.com and on the Investor Relations section of Celcuity’s website at https://ir.celcuity.com/sec-filings/

CELCUITY INC.

16305 36th Avenue North, Suite 100

Minneapolis, MN 55446

PROXY STATEMENT

2025 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 13, 2025

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Celcuity Inc., a Delaware corporation (“Celcuity,” the “Company,” “we,” “our” or “us”), for use at the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Celcuity corporate offices, 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446, at 9:00 a.m. local time on May 13, 2025.

Purposes of the Annual Meeting

The purposes of the Annual Meeting are:

1.	To elect the seven director nominees named in this Proxy Statement to the Celcuity Board of Directors, to serve until the next annual meeting of stockholders and the election of such director’s successor, or such director’s earlier death, resignation or removal;

2.	To ratify the appointment of Boulay PLLP as Celcuity’s independent registered public accounting firm for the year ending December 31, 2025;

3.	To approve, on an advisory basis, named executive officer compensation;

4.	To approve a 3,000,000 share increase to the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan; and

5.	To transact any other business as may properly come before the Annual Meeting or any adjournments thereof, including matters incident to the conduct of the Annual Meeting.

Action may be taken on any one of the foregoing proposals on the date specified above for the Annual Meeting, or on any date or dates to which the Annual Meeting may be adjourned.

Notice and Access Delivery

In accordance with rules and regulations adopted by the U.S. Securities and Exchange Commission (the “SEC”), we have elected to provide our beneficial owners and stockholders of record access to our proxy materials over the Internet. Beneficial owners are stockholders whose shares are held in the name of a broker, bank, or other nominee (i.e., in “street name”). Accordingly, a Notice of Internet Availability of Proxy Materials (the “Notice”) will be mailed on or about April 1, 2025 to our beneficial owners and stockholders of record who owned our common stock at the close of business on March 17, 2025. Beneficial owners and stockholders of record will have the ability to access the proxy materials on a website referred to in the Notice or to request a printed set of the proxy materials be sent to them by following the instructions in the Notice. Beneficial owners and stockholders of record who have previously requested to receive paper copies of our proxy materials will receive paper copies of the proxy materials instead of a Notice.

If you currently receive paper copies of our proxy materials and would like to receive our future proxy materials electronically, or if you otherwise would like to receive paper copies of our proxy materials, you may change how you receive future proxy materials by visiting www.proxyvote.com. Your choice on how you receive proxy materials will remain in effect until you instruct us otherwise by following the instructions contained in your Notice and visiting www.proxyvote.com, sending an email to sendmaterial@proxyvote.com, or calling 1-800-579-1639.

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Solicitation

This solicitation is made by Celcuity, and Celcuity will pay the cost of soliciting proxies for the Annual Meeting. In addition to soliciting proxies by mail, we may solicit proxies personally or by telephone, email, facsimile or other means of communication by our directors, officers and employees. These persons will not specifically be compensated for these activities, but they may be reimbursed for reasonable out-of-pocket expenses in connection with this solicitation. At this time, we do not intend to specifically engage any employees or paid solicitors for the purpose of soliciting proxies for the Annual Meeting. We will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares held of record by these persons. We will reimburse these brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

Record Date and Shares Outstanding

Only holders of record of our common stock at the close of business on March 17, 2025 will be entitled to vote at the Annual Meeting or any adjournments thereof. As of March 17, 2025, there were 37,839,392 shares of our common stock outstanding and entitled to vote. Each share of common stock entitles the holder thereof to one vote upon each matter to be presented at the Annual Meeting.

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card (if you received paper copies of the proxy materials), vote by proxy over the telephone, or vote by proxy over the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person even if you have already voted by proxy.

●	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

●	If you received paper copies of the proxy materials, to vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

●	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Please have available the 16-Digit Control Number from the enclosed proxy card, if you received one, or from your Notice. Your vote must be received by 11:59 p.m., Eastern Time (10:59 p.m., Central Time) on May 12, 2025, to be counted.

●	To vote over the Internet, go to www.proxyvote.com to complete an electronic proxy card. Please have available the 16-Digit Control Number from the enclosed proxy card, if you received one, or from your Notice. Your vote must be received by 11:59 p.m., Eastern Time (10:59 p.m., Central Time) on May 12, 2025, to be counted.

We are providing Internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you may have received a voting instruction form with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction form to ensure that your vote is submitted to your broker. Alternatively, you may vote by telephone or over the Internet as instructed by your broker. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker. Follow the instructions from your broker included with these proxy materials or contact your broker to request a proxy form.

Quorum

A quorum, consisting of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before any action can be taken by the stockholders at the Annual Meeting. Abstentions and withheld votes are counted as present and entitled to vote for purposes of determining a quorum.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, such shares may be voted by the broker on “routine” matters, which includes ratification of the appointment of our independent registered public accounting firm (Proposal 2). All other proposals in this Proxy Statement are considered “non-routine.” Your broker will not be able to vote your shares on non-routine matters being considered at the Annual Meeting unless you have given instructions to your broker prior to the Annual Meeting on how to vote your shares. When the broker does not obtain direction to vote the shares, the broker’s abstention is referred to as a “broker non-vote.” Because there is a proposal that is considered “routine” (Proposal 2), broker non-votes will be considered present for quorum purposes at the Annual Meeting.

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So long as a quorum is present at the beginning of the Annual Meeting, the stockholders present may continue to transact business until adjournment, even if enough stockholders have left the Annual Meeting to leave less than a quorum, and even if any stockholder present in person or by proxy refuses to vote or participate in the Annual Meeting. If the Annual Meeting is adjourned for any reason, the approval of the proposals may be considered and voted upon by stockholders at the subsequent reconvened meeting. All proxies will be voted in the same manner as they would have been voted at the original Annual Meeting except for any proxies that have been properly withdrawn or revoked.

Board Recommendation and Voting of Proxies

The Board recommends a vote:

●	FOR the election of each of the director nominees (Proposal 1).

●	FOR the ratification of the appointment of Boulay PLLP as our independent registered public accounting firm for the year ending December 31, 2025 (Proposal 2).

●	FOR the approval, on an advisory basis, of named executive officer compensation (Proposal 3).

●	FOR the approval of a 3,000,000 share increase to the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan (Proposal 4).

If you complete and submit your proxy before the Annual Meeting, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy without giving voting instructions, your shares will be voted in the manner recommended by the Board on all matters presented in this Proxy Statement. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies will have discretion to vote on those matters in accordance with their best judgment. We do not currently anticipate that any other matters will be raised at the Annual Meeting.

Vote Required

For the election of directors, you have the option to vote “For” or “Withhold” authority to vote for any of the director nominees. Assuming a quorum is present, directors are elected by a plurality of the votes present and entitled to vote on the election of directors. This means that the seven director nominees with the most “For” votes will be elected. If you “Withhold” authority to vote on any or all nominees, your vote will have no effect on the outcome of the election. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will not have discretionary authority with respect to the proposal to elect directors and will therefore provide a “broker non-vote.” Since broker non-votes are not considered to be votes on the election of directors, they will have no effect on the outcome of the election.

For the ratification of the appointment of Boulay PLLP as our independent registered public accounting firm, you have the option to vote “For,” “Against” or “Abstain” from voting. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the matter is required to ratify the appointment of Boulay PLLP as our independent registered public accounting firm. If you “Abstain” from voting with respect to this proposal, your shares will be counted as present and entitled to vote and your vote will have the same effect as a vote against the proposal. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will have discretionary authority to vote your shares with respect to this proposal.

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For the approval, on an advisory basis, of the compensation of our named executive officers, you have the option to vote “For,” “Against” or “Abstain” from voting. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the matter is required to approve the compensation of our named executive officers. If you mark “Abstain” from voting with respect to this proposal, your shares will be counted as present and entitled to vote and your abstention will have the same effect as a vote against the proposal. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will not have discretionary authority to vote your shares with respect to this proposal and will therefore provide a “broker non-vote.” Since broker non-votes are not deemed present and entitled to vote on this proposal, they will have no effect on the outcome of the proposal. The vote on approval of the compensation of our named executive officers is an advisory vote, which means that the result of the vote is not binding on the Company, our Board or the Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this Proxy Statement, the Board and the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

For the approval of the 3,000,000 share increase to the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan, you have the option to vote “For,” “Against” or “Abstain” from voting. Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote on the matter is required to approve the 3,000,000 share increase to the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan. If you “Abstain” from voting with respect to this proposal, your shares will be counted as present and entitled to vote and your abstention will have the same effect as a vote against the proposal. If you hold your shares in “street name” and do not provide instructions to your broker, your broker will not have discretionary authority to vote your shares with respect to this proposal and will therefore provide a “broker non-vote.” Since broker non-votes are not deemed present and entitled to vote on this proposal, they will have no effect on the outcome of the proposal.

Revocability of Proxies

Any person giving a proxy for the Annual Meeting has the power to revoke it at any time before it is voted. If you are a record holder of your shares, you may revoke your proxy in any one of the following ways: (1) sending a written notice of revocation dated after the date of the proxy to our Corporate Secretary, Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446; (2) submitting a properly signed proxy with a later date; (3) submitting a new vote by telephone or Internet; or (4) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a proxy.

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you must contact them in order to find out how to revoke your proxy.

Householding

The SEC has adopted rules that permit companies and brokers, banks and other nominees to satisfy the delivery requirements for proxy statements and annual reports, with respect to two or more stockholders sharing the same address and who do not participate in electronic delivery of proxy materials, by delivering a single copy of such documents addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers, banks and other nominees may be “householding” Company proxy materials. This means that only one copy of the proxy materials may have been sent to multiple stockholders in a household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report from the other stockholder(s) sharing your address, please: (i) notify your broker, bank or other nominee, (ii) direct your written request to our Chief Financial Officer, Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446, or (iii) contact us at (763) 392-0123. The Company will undertake to deliver promptly, upon any such oral or written request, a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of proxy materials at their address and would like to request householding of their communications should notify their broker, bank or other nominee, or contact us at the above address or phone number.

Other Business

Our Board currently has no knowledge of any matters to be presented at the Annual Meeting other than those referred to in this Proxy Statement. The solicited proxies give discretionary authority to the proxies named therein to vote in accordance with the recommendation of the Board if any other matters are presented.

FINANCIAL INFORMATION

Our 2024 Annual Report on Form 10-K filed with the SEC, including, but not limited to, the balance sheets and the related statements of operations, changes in stockholders’ equity and cash flows for Celcuity as of and for the years ended December 31, 2024 and 2023 accompanies these materials. A copy of the 2024 Annual Report on Form 10-K may be obtained without charge upon request to our Chief Financial Officer, Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446. Our 2024 Annual Report on Form 10-K is also available on our website at https://ir.celcuity.com/sec-filings/

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PROPOSAL NO. 1
ELECTION OF DIRECTORS

Celcuity’s business and affairs are managed under the direction of the Board. All our directors are elected at each annual meeting to serve until their successors are duly elected or until their earlier death, resignation or removal. If any of the nominees for director at the Annual Meeting becomes unavailable for election for any reason (none being presently known), the proxies will have discretionary authority to vote, pursuant to the proxies, for a suitable substitute or substitutes selected in accordance with the best judgment of the proxies.

Nominees for Election

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the seven persons named in the table below for election as directors at the Annual Meeting. Each nominee listed below currently serves as a director of Celcuity.

Name of Nominee	Age	Position Held with Celcuity Inc.	Director Since
Richard E. Buller	75	Director	2019
David F. Dalvey	66	Director	2014
Leo T. Furcht	78	Director	2019
Lance G. Laing	63	Director, Chief Science Officer, Vice President, and Secretary	2012
Polly A. Murphy	60	Director	2022
Richard J. Nigon	77	Director	2017
Brian F. Sullivan	63	Chairman of the Board and Chief Executive Officer	2012

The Board has determined that each of Richard E. Buller, David F. Dalvey, Leo T. Furcht, Polly A. Murphy, and Richard J. Nigon qualifies as an independent director under the rules of the Nasdaq Stock Market (the “Nasdaq Listing Rules”). Accordingly, the Board is and will be composed of a majority of independent directors.

Set forth below with respect to each director nominee standing for election at the Annual Meeting is each nominee’s principal occupation and business experience during at least the past five years, the names of other publicly-held companies for which such nominee serves or has served as a director during such period, and the experience, qualifications, attributes or skills that have led the Board to conclude that each nominee should serve as a director of the Company.

Richard E. Buller, M.D., Ph.D., was appointed to Celcuity’s Board in December 2019. Dr. Buller has over 15 years of experience leading oncology clinical development and translational medicine departments at major pharmaceutical companies. He has participated in the development of 15 drugs and several companion diagnostics that received U.S. FDA approval. Dr. Buller most recently served as Head Oncology Clinical Development and Vice President of Translational Oncology at Pfizer Inc, one of the world’s largest pharmaceutical companies, until he retired in 2016. He had previously served as Vice President of Translational Medicine at Exelixis, a leading biopharmaceutical company, where he led efforts to study patients selected by molecular testing for inclusion in their phase 2 and phase 3 clinical trials. He began his pharmaceutical company career at GlaxoSmithKline as Director of the Oncology Medicine Development Center. Prior to his leadership positions in drug development, he was Professor of Gynecologic Oncology at the University of Iowa, where he led laboratory research focused on identifying genomic variants involved in ovarian cancer. He received his M.D. from the Baylor College of Medicine, where he also received his Ph.D. in cell biology. Among other attributes, skills, and qualifications, the Board believes Dr. Buller is uniquely qualified to serve as a director based on his oncology drug and diagnostic development expertise.

David F. Dalvey has served as a member of Celcuity’s Board since February 2014. Mr. Dalvey has more than 30 years of experience in the fields of corporate finance and venture capital, working primarily with growth-oriented technology and life-science businesses. He has over 10 years of corporate finance advisory experience with two national investment banks, completing over 150 individual transactions. He has been the General Partner of Brightstone Venture Capital, a venture capital management company, since September 2000. Brightstone is a 25-year old venture capital management company that has raised and managed ten venture partnerships. Previously, he held management positions with R.J. Steichen & Company, an investment bank, from 1995 to 2000, The Food Fund LP, a venture capital firm, from 1992 to 1995 and Wessels, Arnold & Henderson, an investment bank, from 1987 to 1992. Mr. Dalvey served on the board of directors for Navarre Corporation (now Speed Commerce, Inc.) from 2009 until November 2012, on the board of managers for Blue Rock Market Neutral Fund, a mutual fund registered under the Investment Company Act of 1940, from 2000 to 2014 and on the board of directors for Digitiliti, Inc. from July 2011 until October 2012. Mr. Dalvey has significant operational exposure as a board director or advisor to many other public and privately held growth businesses and has served on these companies’ audit, strategic or governance committees, including companies such as HomeSpotter, Definity Health, AppTec Laboratories, CHF Solutions, Bite Squad, Agiliti, and Nature Vision. Mr. Dalvey received a B.S. in Business/Management Economics from the University of Minnesota. Among other attributes, skills, and qualifications, the Board believes Mr. Dalvey is uniquely qualified to serve as a director based on his leadership experience in operating both public and private companies and his experience working in the investment community and with investment firms, which enable him to bring valuable insight and knowledge to our Board.

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Leo T. Furcht, M.D., was appointed to Celcuity’s Board in May 2019. Dr. Furcht is currently Allen-Pardee Professor of Cancer Biology and Head of the Department of Laboratory Medicine and Pathology at the University of Minnesota and a member of the Division of Molecular Pathology and Genomics. He served as Chairman of the Board of Directors for University of Minnesota Physicians, the Medical School practice plan with approximately 700 physicians, from 2004-2014. He was also the founding Director of the Biomedical Engineering Center from 1990-2001, where he led efforts to establish stem cell and molecular diagnostics expertise at the University of Minnesota. He has published more than 180 scientific papers and holds more than 30 patents in the fields of polypeptides, biomaterials, and adult stem cells. His business experience includes co-founding two medical technology companies, South Bay Medical, a medical device company that was acquired by Mentor Corporation, and Diascreen, a diagnostics company, which was later acquired by Chronimed. Among other attributes, skills, and qualifications, the Board believes Dr. Furcht is uniquely qualified to serve as a director based on his research in tumor cell behavior and extracellular matrix proteins, his role as Head of the University of Minnesota’s Department of Laboratory Medicine and Pathology, and his experience in several biotechnology start-ups.

Lance G. Laing, Ph.D., is our co-founder and has served as Chief Science Officer, Vice President, Secretary and a director since we commenced operations in 2012. Dr. Laing’s career spans more than 20 years in drug discovery research and technology development. He received his doctorate in biophysics and biochemistry from The Johns Hopkins University and completed a National Institutes of Health post-doctoral fellowship at Washington University Medical School. He has received 24 U.S. patents and has an additional U.S. patent pending. His drug discovery research career began at Scriptgen/Anadys Pharmaceuticals (purchased by Novartis), where he worked under Professor Peter Kim, who became President of Merck Research. He also was Director of Chemistry and Bioapplications and Director of Detection Product Development for two companies that each developed instruments similar to those Celcuity uses to perform the CELsignia tests. His work at these two instrument companies gave him unique expertise and experience in developing a variety of patented applications for these instruments. Most recently, he served as an executive director for an international drug discovery and development company. Among other attributes, skills, and qualifications, the Board believes Dr. Laing is uniquely qualified to serve as a director based on his significant research, medical and scientific expertise.

Polly A. Murphy, D.V.M., Ph.D., was appointed to Celcuity’s Board in September 2022. Dr. Murphy has served as Chief Business Officer at Avadel Pharmaceuticals plc since May 2024. Prior to that, Dr. Murphy was Chief Business Officer at UroGen Pharma, Inc. from August 2020 through May 2024 and served in various leadership roles at Pfizer Inc. from September 2008 to August 2020, including as Vice President and Head of Early Commercial Development, Pfizer Oncology Business Unit from January 2019 to August 2020, Vice President and Head of Global Marketing and Commercial Development, Pfizer Oncology Business Unit from June 2017 to December 2018, and Vice President and Head of Strategy and Business Development for Pfizer China from November 2013 to May 2018. Since August 2020, Dr. Murphy has served on the board of directors of Atea Pharmaceuticals, Inc., a publicly held company. Dr. Murphy received her D.V.M. and Ph.D. from Iowa State University and her M.B.A. from Nova Southeastern University. Among other attributes, skills, and qualifications, the Board believes Dr. Murphy is uniquely qualified to serve as a director based on her extensive experience in strategy, development and commercialization within the pharmaceutical industry.

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Richard J. Nigon, is currently Senior Vice President of Cedar Point Capital, LLC, a private company that raises capital for early-stage companies, where he has served since 2007. Mr. Nigon has also been a board member for Northern Technologies International Corporation, since February 2010, including serving as its non-executive Chairman of the board of directors since November 2012. Mr. Nigon also serves as a director of several private companies. Mr. Nigon previously served as a board member for Tactile Systems Technology from September 2012 to May 2022, Vascular Solutions, Inc. from November 2000 to February 2017, when it was acquired by Teleflex Incorporated and as a board member for Virtual Radiologic Corporation from May 2007 until it was acquired in July 2010. From February 2001 until December 2006, Mr. Nigon was a Director of Equity Corporate Finance for Miller Johnson Steichen Kinnard, a privately held investment firm, which was acquired in December 2006 by Stifel Nicolaus, a brokerage and investment banking firm. After that acquisition, Mr. Nigon became a Managing Director of Private Placements of Stifel Nicolaus until May 2007. From February 2000 to February 2001, Mr. Nigon served as the Chief Financial Officer of Dantis Inc., a web hosting company. Prior to joining Dantis, Mr. Nigon was employed by Ernst & Young LLP from 1970 to 2000, where he served as a partner from 1981 to 2000. While at Ernst & Young, Mr. Nigon served as the Director of Ernst & Young’s Twin Cities Entrepreneurial Services Group and was the coordinating partner on several publicly-traded companies in the consumer retailing and manufacturing sectors. Among other attributes, skills, and qualifications, the Board believes Mr. Nigon is qualified to serve as a director because of his extensive public accounting and auditing experience, including experience with emerging growth companies. The Board also believes that Mr. Nigon will bring a strong background in financial controls and reporting, financial management, financial analysis, SEC reporting requirements, and mergers and acquisitions. His strategic planning expertise gained through his management and leadership roles at private investment firms also makes him well-suited to serve as a member of the Board.

Brian F. Sullivan is our co-founder and has served as Chairman of the Board and Chief Executive Officer since we commenced operations in 2012. Mr. Sullivan has over 30 years of experience founding and building successful, high growth technology companies. He was Chairman and CEO of SterilMed, a medical device reprocessing company, from 2003, when he led an investment group to acquire a majority interest, until its sale to Ethicon Endo-Surgery Inc., a Johnson & Johnson company, for $330 million in 2011. Previously, he was co-founder and Chief Executive Officer of Recovery Engineering, a filtration company, which he took public and subsequently sold to Procter & Gamble for $265 million in 1999. Mr. Sullivan previously served on the board of directors of two publicly-held companies, Entegris, Inc. and Virtual Radiologic Inc. Mr. Sullivan has received nine U.S. patents and has several patents pending. He graduated magna cum laude with distinction from Harvard College with an A.B. in economics. Among other attributes, skills, and qualifications, the Board believes Mr. Sullivan is uniquely qualified to serve as a director based on his extensive operational and business development experience, and his knowledge in building stockholder value, growing a company from inception and navigating significant corporate transactions and the public company process.

Vote Required

Assuming a quorum is present, the affirmative vote of a plurality of the shares of Celcuity common stock represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required for the election of directors.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE
STOCKHOLDERS VOTE FOR THE SLATE OF NOMINEES NAMED ABOVE.

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PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Boulay PLLP (“Boulay”), an independent registered public accounting firm, has audited the Company’s financial statements for the years ended December 31, 2024 and 2023. The Audit Committee appointed Boulay as the Company’s independent registered public accounting firm for the year ending December 31, 2025 and has also reviewed and approved the scope and nature of the services to be performed for Celcuity by Boulay. Representatives of Boulay are expected to be present at the Annual Meeting, and will have the opportunity to make a statement if they wish to do so and to respond to appropriate stockholder questions.

Ratification of the appointment of Boulay as the Company’s independent registered public accounting firm is not required to be submitted to our stockholders for a vote. The Sarbanes-Oxley Act of 2002 requires the Audit Committee to be directly responsible for the appointment, compensation and oversight of the audit work of the independent registered public accounting firm. However, the Board is submitting this matter to the stockholders for ratification as a matter of good corporate governance. If the appointment of Boulay is not ratified by the stockholders at the Annual Meeting, the Audit Committee may reconsider whether to retain Boulay, and may retain Boulay or another firm without resubmitting the matter to the Company’s stockholders. Even if the stockholders vote in favor of ratification of the appointment, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and the stockholders.

Representatives of Boulay regularly attend meetings of the Audit Committee. The Audit Committee pre-approves and reviews audit and non-audit services performed by Boulay, as well as the fees charged by Boulay for such services. In its pre-approval and review of non-audit service fees, the Audit Committee considers, among other factors, the possible effect of the performance of such services on Boulay’s independence. To avoid potential conflicts of interest, publicly traded companies are prohibited from obtaining certain non-audit services, such as bookkeeping or actuarial services, from their independent registered public accounting firm. In 2024 and 2023, we did not obtain any of these prohibited services from Boulay. For additional information concerning the Audit Committee and its relationship with Boulay, see “Corporate Governance” and “Audit Committee Report” below.

Audit and Non-Audit Fees Billed to the Company by Independent Registered Public Accounting Firm

The following table summarizes the fees we were billed for audit and non-audit services rendered by Boulay for 2024 and 2023.

	2024	2023
Audit Fees	$188,820	$130,000
Tax Fees	11,060	9,170
Total	$199,880	$139,170

Audit Fees. These fees were for professional services rendered for 2024 and 2023 in connection with the audit of our annual financial statements, review of the financial statements included in our Quarterly Reports on Form 10-Q, services related to our shelf registration statement and the offerings conducted thereunder. The amounts also include fees for services that are normally provided by Boulay in connection with statutory and regulatory filings and engagements for the years identified.

Tax Fees. These fees were for tax compliance, tax planning, tax advice and corporate tax services. Corporate tax services encompass a variety of permissible services, including technical tax advice related to tax matters; assistance with withholding-tax matters; assistance with state and local taxes; preparation of reports to comply with local tax authority transfer pricing documentation requirements; and assistance with tax audits.

Pre-Approval Policy

The charter of the Audit Committee requires the pre-approval of all auditing services and permitted non-audit services to be performed for the Company by its independent auditors or other registered public accounting firms. The charter of the Audit Committee is posted on the Company’s website at https://ir.celcuity.com/committees-documents/.

Vote Required

Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to ratify the appointment of Boulay as our independent registered public accounting firm.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

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PROPOSAL NO. 3
ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), require companies to provide their stockholders with the opportunity to vote to approve, on a non-binding, advisory basis, the compensation of their named executive officers. In accordance with the preference of our stockholders, as expressed in a non-binding advisory vote on the frequency of advisory votes on executive compensation, the Board has determined to hold annual advisory votes on the compensation of the Named Executive Officers

We seek to closely align the interests of our named executive officers with the interests of our stockholders. We designed our compensation program to reward our named executive officers for their individual performance and contributions to our overall business objectives, and for achieving and surpassing the financial goals set by our Compensation Committee and our Board.

In August and November 2024, the Compensation Committee approved changes to the Company’s compensation program to bring the design and total target direct compensation of the Company’s named executive officers into closer alignment with similarly situated companies and to continue to align the interests of the Company’s executives with those of the Company’s stockholders.

The vote on this resolution is not intended to address any specific element of compensation. Instead, the vote relates to the overall compensation of our named executive officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s Proxy Statement for the 2025 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the summary compensation table and the other related tables and disclosure.”

While the Board and especially the Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company or the Board and is advisory in nature. The Compensation Committee considers stockholder input, including the advisory “say-on-pay” vote, when evaluating executive compensation programs.

Vote Required

Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to approve the compensation of our named executive officers. This vote is advisory and is not binding on the Company, the Board or the Compensation Committee.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS.

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PROPOSAL NO. 4
APPROVAL OF A 3,000,000 SHARE INCREASE TO THE AMENDED AND RESTATED 2017 STOCK INCENTIVE PLAN

The Board has approved, subject to stockholder approval, an amendment (the “Amendment”) to the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan, or the 2017 Plan, to increase the number of shares reserved for issuance under the 2017 Plan by 3,000,000 shares. A copy of the Amendment is attached to this proxy statement as Appendix A.

As we continue to execute our clinical development and commercialization plans, we anticipate the need to maintain compensation at competitive levels for existing employees and to add new employees. In order to retain current employees and to motivate individuals to accept offers of employment, we must provide compensation that is competitive with levels offered by other biopharmaceutical companies. Since equity grants are a significant component of the compensation packages offered to employees in the biopharmaceutical industry, we must have sufficient shares available to grant in order to retain current employees and to hire new ones. We expect that our current reserves under the 2017 Plan, including expected increases under the annual increase provisions, will not be sufficient to allow us to meet our needs over the next several years. The proposed 3,000,000 share increase will allow us to meet this expected need and enable us to remain competitive while supporting our future growth and development.

Proposed Changes

Shareholder approval of the Amendment is being sought in order to (i) satisfy the shareholder approval requirements of the Nasdaq listing standards for the increase in the number of shares available for issuance under the 2017 Plan by 3,000,000 shares, and (ii) obtain shareholder approval of a corresponding increase of 2,500,000 shares that may be subject to incentive stock options under Internal Revenue Code of 1986, as amended (“Code”) Section 422. No other changes to the 2017 Plan are proposed or recommended.

Description of the Plan

Purpose. The purpose of the 2017 Plan is to advance the interests of the Company and its stockholders by enabling us to attract and retain persons of skill and ability to perform services for the Company by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement of our economic objectives. As of December 31, 2024, 87 employees, five non-employee directors, and 20 consultants were eligible for selection to receive awards under the Plan.

Shares Available. We initially reserved 750,000 shares of our common stock to be issued under our 2017 Plan. We reserved an additional 500,000 shares in each of 2021 and 2022, and an additional 1,500,000 shares in each of 2023 and 2024. In addition, the number of shares reserved for issuance was automatically increased by 102,540, 102,998, 149,189, 216,673, 255,060 and 371,432 shares on January 1, 2020, 2021, 2022, 2023, 2024 and 2025, respectively, and will increase automatically on January 1 of each of 2026 and 2027 by the number of shares equal to 1.0% of the aggregate number of outstanding shares of our common stock as of the immediately preceding December 31. However, our Board may reduce the amount of the increase in any particular year. Any shares of common stock that are subject to an award that lapses, expires, is forfeited or for any reason is terminated unexercised or unvested and any shares of common stock that are subject to an award that is settled or paid in cash or any form other than shares of common stock will automatically again become available for issuance under the 2017 Plan. Any shares of common stock that constitute the forfeited portion of a restricted stock award, however, will not become available for re-issuance under the 2017 Plan after they have been so forfeited. Any shares of common stock withheld to satisfy tax withholding obligations on an award or to pay the exercise price of a stock option will not become available for re-issuance under the 2017 Plan after they have been withheld for such purposes. As of March 17, 2025, 207,737 shares had been issued or withheld under the 2017 Plan, 4,738,625 shares were subject to outstanding awards, and 1,001,530 shares were available for additional grants under the 2017 Plan.

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Awards Available. Our 2017 Plan authorizes the award of stock options, restricted stock awards (“RSAs”), stock appreciation rights (“SARs”), restricted stock units (“RSUs”), performance awards and stock bonuses. No person will be eligible to receive more than 500,000 shares in any calendar year under our 2017 Plan. After giving effect to the Amendment proposed herein, 8,947,892 total shares have been reserved under the 2017 Plan, and no more than 7,250,000 shares will be issued pursuant to the exercise of incentive stock options.

Our 2017 Plan provides for the grant of awards to our employees, directors, consultants, independent contractors and advisors, provided the consultants, independent contractors, directors and advisors are natural persons that render services not in connection with the offer and sale of securities in a capital-raising transaction. The awards granted may vest based on time and/or achievement of performance conditions.

Stock options permit the holder to purchase a specified number of shares of our common stock at a set exercise price. Stock options granted under the 2017 Plan may either be granted as incentive stock options (to our employees only) or as non-qualified stock options. Our Compensation Committee may provide for options to be exercised only as they vest or to be immediately exercisable with any shares issued on exercise being subject to our right of repurchase that lapses as the shares vest. The exercise price of stock options must be at least equal to the fair market value of our common stock on the date of grant. The total purchase price of the shares to be purchased upon exercise of an option will be paid by the participant in cash unless the Compensation Committee allows the exercise price to be made by (i) a broker-assisted sale and remittance program, (ii) delivery to us of shares of common stock already owned by the participant, (iii) a promissory note (as permitted under the Sarbanes-Oxley Act), or (iii) share withholding. The maximum term of options granted under our 2017 Plan is ten years.

An RSA is a grant by us of shares of our common stock subject to restrictions. The price (if any) of an RSA will be determined by the Compensation Committee. Unless otherwise determined by the Compensation Committee at the time of award, vesting will cease on the date the participant no longer provides services to us and unvested shares will be forfeited to or repurchased by us.

SARs provide for a payment, or payments, in cash or shares of our common stock, to the holder based upon the difference between the fair market value of our common stock on the date of exercise and the stated exercise price up to a maximum amount of cash or number of shares.

RSUs represent the right to receive shares of our common stock at a specified date in the future, subject to forfeiture of that right because of termination of employment or failure to achieve certain performance conditions. If an RSU has not been forfeited, then on the date specified in the RSU agreement, we will deliver to the holder of the RSU whole shares of our common stock (which may be subject to additional restrictions), cash or a combination of our common stock and cash.

Performance shares are performance awards that cover a number of shares of our common stock that may be settled in cash or by issuance of the underlying shares. These awards are subject to forfeiture prior to settlement because of termination of employment or failure to achieve the performance conditions.

Stock bonuses may be granted as additional compensation for service or performance and, therefore, will not be issued in exchange for cash.

Transferability. Awards granted under our 2017 Plan may not be transferred in any manner other than by will or by the laws of descent and distribution or as determined by our Compensation Committee. Unless otherwise permitted by our Compensation Committee, stock options may be exercised during the lifetime of the optionee only by the optionee or the optionee’s guardian or legal representative.

Termination of Service. Options granted under our 2017 Plan generally may be exercised for a period of three months after the termination of the optionee’s service to us, for a period of 12 months in the case of death, disability, or such longer period as our Compensation Committee may provide. In the case of a termination after reaching retirement eligibility under our retirement plans, options will remain exercisable for six months. Options generally terminate immediately upon termination of employment for cause.

All awards, other than performance awards, granted under the 2017 Plan fully vest upon a termination due to death or disability. Performance awards will be governed by the terms of the award agreements. Any unvested portion of awards other than stock options will be forfeited upon a termination of employment for reasons other than death, disability or retirement.

Certain Adjustments. In the event there is a specified type of change in our capital structure without our receipt of consideration, such as a stock split, appropriate adjustments will be made to the number of shares reserved under our 2017 Plan, the maximum number of shares that can be granted in a calendar year and the number of shares and exercise price, if applicable, of all outstanding awards under our 2017 Plan.

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Change of Control. Our 2017 Plan provides that, in the event of an acquisition of voting control of our Company, specified types of mergers or consolidations, approval of a dissolution or liquidation, or a sale, lease, or other disposition of all or substantially all of our assets (a “Change in Control”), outstanding awards under our 2017 Plan may be assumed or replaced by any surviving or acquiring corporation; the surviving or acquiring corporation may substitute similar awards for those outstanding under our 2017 Plan; outstanding awards may be settled for the full value of such outstanding award (whether or not then vested or exercisable) in cash, cash equivalents, or securities (or a combination thereof) of the successor entity with payment deferred until the date or dates the award would have become exercisable or vested; or outstanding awards may be terminated for no consideration. Our Board or its Compensation Committee has the discretion to provide that a stock award under our 2017 Plan will immediately vest as to all or any portion of the shares subject to the stock award at the time of a Change in Control or in the event a participant’s service with us or a successor entity is terminated actually or constructively within a designated period following the occurrence of the Change in Control.

Termination; Amendment. Our 2017 Plan will terminate on September 6, 2027, unless it is terminated earlier by our Board. Our Board may amend or terminate our 2017 Plan at any time. Our Board generally may amend our 2017 Plan without stockholder approval unless required by applicable law.

Plan Administration. Our 2017 Plan is administered by our Compensation Committee or by our Board acting in place of our Compensation Committee. The Compensation Committee has the authority to construe and interpret our 2017 Plan, grant awards, amend or modify any outstanding award (subject to certain limitations), and make all other determinations necessary or advisable for the administration of the plan. This authority includes the ability to modify the number of shares or other terms and conditions of an award, extend the term of an award, accelerate the exercisability or vesting or otherwise terminate any restrictions relating to an award, reduce the exercise price of any outstanding option, accept the surrender of any outstanding award or, to the extent not previously exercised or vested, authorize the grant of new awards in substitution for surrendered awards.

Tax Consequences

Options and SARs. Stock options granted under the 2017 Plan may either be granted as incentive stock options, which may be granted only to employees, and are governed by Code Section 422, or as non-qualified stock options. Generally, no federal income tax is payable by the participant upon the grant or exercise of an incentive stock option and no deduction is taken by us. If the participant holds the stock acquired upon exercise of the option for a certain period, all appreciation in the value of the shares will be taxed at favorable capital gains tax rates. If the required holding period is not met, then any appreciation in the stock up to the date of exercise will be taxed at ordinary income tax rates. If after exercise, the participant disposes of the shares within a certain time period, we will be entitled to deduct the appreciation on the shares at the time of exercise. Under current tax laws, if a participant exercises a non-qualified stock option, the participant will be taxed on the difference between the fair market value of the stock on the exercise date and the exercise price and we will be entitled to a corresponding tax deduction. Similar rules apply to SARs.

RSAs, RSUs and Performance Shares. RSAs, RSUs and performance shares under the 2017 Plan generally are not subject to federal income tax when awarded, unless, solely in the case of RSAs, the participant elects under Code Section 83(b) to accelerate income recognition and the taxability of the award to the date of grant. Otherwise, RSAs are generally subject to ordinary income tax at the time the restrictions lapse, and performance shares are taxed at the time the performance targets are met. RSUs are generally subject to ordinary income tax rates at the time of payment, even if vested earlier. We are entitled to a corresponding deduction at the time the participant recognizes taxable income on the RSAs, RSUs or performance shares. Any subsequent gain or loss in the value of shares will be taxable as a short-term or long-term capital gain or loss (depending on the applicable holding period).

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Section 162(m). Code Section 162(m) generally disallows a federal tax deduction to a public company for compensation in any tax year paid to certain “covered employees” to the extent that the compensation to such employee exceeds $1 million.

Section 409A. The foregoing discussion of tax consequences of awards granted under the 2017 Plan assumes that the award discussed is either not considered a “deferred compensation arrangement” subject to Code Section 409A or has been structured to comply with its requirements. Failure to satisfy these requirements will generally lead to the affected participant being required to include the amount deemed “deferred” in income when the award vests, pay an additional 20 percent excise tax on such amount and pay interest on the tax that would have been paid but for the deferral.

The foregoing is only a summary of the effect of U.S. federal income taxation with respect to the grant and exercise of awards under the 2017 Plan based on current statutes, regulations and interpretations. The applicable statutory and regulatory provisions are also subject to change, as are their interpretations and applications, which may vary in individual circumstances. This summary is general in nature and does not purport to be complete, and does not discuss the tax consequences of an individual’s death or the provisions of the income tax laws of any municipality, state or foreign country in which any eligible individual may reside. Income tax consequences under applicable state and local tax laws may not be the same as under federal income tax laws. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

Plan Benefits

Except with regard to grants to non-employee directors under our director compensation policy, the awards, if any, that will be made to eligible persons under the 2017 Plan are subject to the discretion of the Compensation Committee and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our employees, directors and consultants under the 2017 Plan. Under our current director compensation program, each of our non-employee directors receives an annual equity award with an aggregate grant date value equal to $80,000. For more information about our current director compensation program, see “Director Compensation.” Please refer to the “Outstanding Equity Awards at Fiscal Year End 2024” table for a listing of equity awards granted to our named executive officers during 2024 under the 2017 Plan.

Vote Required

Assuming a quorum is present, the affirmative vote of a majority of the shares of common stock of Celcuity represented at the Annual Meeting, either in person or by proxy, and entitled to vote is required to approve the 3,000,000 share increase in the number of shares authorized under our 2017 Plan. Abstentions will have the same effect as a vote against this proposal, but broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR APPROVAL OF THE 3,000,000 SHARE INCREASE IN THE NUMBER OF SHARES AUTHORIZED UNDER OUR 2017 PLAN.

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CORPORATE GOVERNANCE

Our Board recognizes that maintaining and ensuring good corporate governance is a continuous process. As part of our ongoing commitment to good corporate governance principles, we have adopted a Code of Ethical Business Conduct that applies to our directors, officers and employees, as well as the Celcuity Inc. Code of Ethical Business Conduct for Senior Financial Officers (together with the Code of Ethical Business Conduct, the “Codes of Ethics”) and a charter for each committee of the Board. The Codes of Ethics and the Charters of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee, as amended from time to time, are available on the Company’s website at https://ir.celcuity.com/committees-documents/ and will be provided in printed form to any stockholder who requests them from us. Requests should be directed to Investor Relations, Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446.

Board of Directors

Our bylaws provide that the size of our Board will be determined from time to time by resolution of our Board. Under our bylaws, a director elected for an indefinite term serves until the next regular meeting of the stockholders and until the director’s successor is elected, or until the earlier death, resignation or removal of the director. Our bylaws provide that members of our Board will be elected by a plurality vote of our stockholders.

Director Independence

The Board has determined that Richard E. Buller, David F. Dalvey, Leo T. Furcht, Polly A. Murphy, and Richard J. Nigon are independent directors under the Nasdaq Listing Rules. In evaluating independence, the Board considered Mr. Nigon’s role as a broker with Cedar Point Capital, LLC, which served as our placement agent for certain private placements prior to our initial public offering and that we may pay Dr. Buller certain consulting fees in connection with services he provides to us based on his expertise in translational medicine. No consulting fees were paid to Dr. Buller during 2024. The Board determined that these relationships will not interfere with the exercise of independent judgment by these individuals.

Board Leadership Structure

Our bylaws provide our Board with flexibility to combine or separate the positions of Chairman of our Board and Chief Executive Officer and/or to implement a presiding or lead director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Currently, Brian F. Sullivan, our Chief Executive Officer, is the Chairman of our Board. Our Board does not currently have a lead independent director. We believe that this leadership structure is appropriate at this time because:

●	it promotes unified leadership and direction for the Company;

●	it allows for a single, clear focus for management to execute the Company’s strategic initiatives and business plans;

●	our Chief Executive Officer is in the best position to chair board meetings and to ensure that the key business issues and risks facing the Company are brought to the Board’s attention; and

●	we can more effectively execute our strategy and business plans to maximize stockholder value if the Chairman of the Board is also a member of the management team.

Our Board will periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Family Relationships

Dr. Laing, our Chief Science Officer and a director, is a brother-in-law of Mr. Sullivan, the Chairman of our Board and Chief Executive Officer.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers have, during the past ten years, been involved in any legal proceedings described in subparagraph (f) of Item 401 of Regulation S-K.

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Risk Oversight

Our Board has oversight responsibility for the Company’s risk management process. The Board administers its oversight function through its committees, but it retains responsibility for general oversight of risks. The committee chairs are responsible for reporting findings regarding material risk exposure to the Board as quickly as possible. The Board delegates to the Audit Committee oversight responsibility to review our Codes of Ethics, including whether the Codes of Ethics are successful in preventing illegal or improper conduct, and our management’s risk assessments and management’s financial risk management policies, including the policies and guidelines used by management to identify, assess and manage our exposure to financial risk. Our Compensation Committee assesses and monitors any major compensation-related risk exposures and the steps management should take to monitor or mitigate such exposures.

Codes of Ethics

We have adopted a Code of Ethical Business Conduct that applies to our directors, officers and employees, which reflects our policies on various ethical conduct and compliance matters, including conflicts of interest. We also maintain a Code of Ethical Business Conduct for Senior Financial Officers applicable to our principal executive officer and principal financial and accounting officer, in accordance with Section 406 of the Sarbanes-Oxley Act, the rules of the SEC promulgated thereunder, and the Nasdaq Listing Rules. In addition, we maintain an anti-bribery policy to instruct our employees on how to recognize and combat bribery and corruption in business dealings. If any changes are made to, or any waivers given from, the Codes or Ethics, these events would be disclosed on our website or in a Current Report on Form 8-K filed with the SEC within four business days of such event. The Codes of Ethics are posted on our website at https://ir.celcuity.com/committees-documents/.

Policy to Prohibit Insider Trading

Our Policy to Prohibit Insider Trading governs the purchase, sale, and other disposition of our securities by directors, officers, employees and certain other covered persons, a copy of which is filed as an exhibit to our Annual Report on Form 10-K for the year ended December 31, 2024. The policy is designed to promote compliance with insider trading laws, rules, and regulations, as well as applicable listing standards. Our Policy to Prohibit Insider Trading also prohibits executive officers and directors from holding Celcuity securities in a “margin” account and from pledging Celcuity stock; and from engaging in hedging transactions with respect to Celcuity securities. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws.

Policies and Practices Related to the Grant of Certain Equity Awards

We have established processes to ensure that the timing of any stock option grants to executives is not influenced by material nonpublic information (“MNPI”), and that all grant decisions are made based on a predetermined schedule, taking into account factors like employee performance and market conditions, regardless of any upcoming announcements or events that could impact our stock price. The Compensation Committee carefully reviews any potential MNPI before granting options and will delay a grant if necessary to avoid any appearance of impropriety related to the timing of the award.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

During 2024, our Board met five times. The standing committees of our Board are the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. During 2024, the Audit Committee met five times, the Compensation Committee met four times and the Nominating and Corporate Governance Committee met one time. All directors attended at least 75% of the meetings of the total number of meetings of the Board and of all committees of the Board on which they served during 2024.

Executive Sessions; Attendance at Annual Meeting of Stockholders

The independent members of the Board periodically meet outside the presence of management. The Audit Committee has adopted a policy of meeting in executive session, without management being present, on a regular basis. During 2024, the members of the Audit Committee met in executive session once.

The Board’s policy is that each member of the Board should attend our annual meetings of stockholders whenever practical and that at least one member of the Board must attend each annual meeting. All seven members of the Board then seated attended the 2024 annual meeting of stockholders in person or via video conference.

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Audit Committee

We have established an Audit Committee in accordance with Section 3(a)(58)(A) of the Exchange Act. The primary duties and responsibilities of our Audit Committee are to oversee (1) the integrity of our accounting and financial reporting processes and the audits of our financial statements; (2) our systems of internal controls; and (3) our Codes of Ethics. In addition, our Audit Committee appoints and monitors the independence, qualifications and performance of our independent auditors, provides an avenue of communication between our independent auditors, management and the Board, and reviews and approves related party transactions as required by the Nasdaq Listing Rules.

Mr. Dalvey, Mr. Nigon and Dr. Murphy are the current members of our Audit Committee. The members of the Audit Committee are “independent directors” as that term is defined in Rules 5605(a)(2) and 5605(c)(2)(A) of the Nasdaq Listing Rules and Rule 10A-3 of the Exchange Act. The Board has determined that Mr. Nigon and Mr. Dalvey are each an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and the Nasdaq Listing Rules.

Compensation Committee

We have established a Compensation Committee. Our Compensation Committee reviews and approves corporate goals and objectives relevant to compensation of our chief executive officer and other executive officers, evaluates the performance of these officers in light of those goals and objectives, and sets the compensation of these officers based on such evaluations. The Compensation Committee also reviews and makes recommendations to the Board with respect to director compensation and administers our equity compensation plans and any clawback policy that applies to the compensation of the CEO or other executive officers and directors. The Company has adopted a clawback policy that allows for recovery of excess incentive-based compensation in the event of a required restatement of our financial statements, which is intended to comply with Nasdaq Rule 5608. The Compensation Committee also reviews and prepares the necessary compensation disclosures required by the SEC. Additionally, the Compensation Committee reviews and evaluates, on an annual basis, the Compensation Committee charter and performance.

Our Compensation Committee has approved the compensation arrangements currently in place for our named executive officers. The Compensation Committee evaluates the performance of our Chairman and Chief Executive Officer and determines his compensation based on this evaluation without our Chairman and Chief Executive Officer present during voting or deliberations on his compensation. With respect to the other named executive officers, the Compensation Committee considers the recommendations of our Chairman and Chief Executive Officer as to performance evaluations and recommended compensation arrangements.

The Compensation Committee may approve executive compensation arrangements or, in its discretion, may recommend such matters to the full Board for approval. All executive compensation is based on assessments of executive performance, which are prepared by the Compensation Committee and submitted to the full Board for review and discussion. All Compensation Committee recommendations regarding director compensation are subject to approval by the full Board. Pursuant to its charter, the Compensation Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Compensation Committee.

Dr. Buller, Mr. Dalvey, Dr. Furcht and Dr. Murphy are the members of our Compensation Committee. The members of the Compensation Committee are “independent directors” as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act. In addition, in affirmatively determining the independence of any director who serves on the Compensation Committee, the Board considers all factors specifically relevant to determining whether a director has a relationship to the Company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, as set forth in Nasdaq Rule 5605(d)(2).

Nominating and Corporate Governance Committee

We have established a Nominating and Corporate Governance Committee. Dr. Buller, Dr. Furcht, and Mr. Nigon are the members of our Nominating and Corporate Governance Committee. The members of the Nominating and Corporate Governance Committee are “independent directors” as that term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules. The principal functions of the Nominating and Corporate Governance Committee are to:

●	develop and recommend to the Board minimum qualifications for director nominees;

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●	identify and evaluate potential candidates for the Board and committee positions;

●	recommend to the Board a slate of nominees for election as directors at our annual meetings of stockholders;

●	recommend to the Board individuals to be appointed to the Board in connection with vacancies or newly created director positions and the termination of directors for cause or other appropriate reasons;

●	review the size and composition of the Board and its committees;

●	oversee our corporate governance practices;

●	evaluate and make recommendations regarding stockholder proposals submitted to the Board for inclusion in the Company’s proxy statement; and

●	develop, recommend and oversee an annual self-evaluation process for the Board and its committees.

QUALIFICATIONS OF CANDIDATES FOR ELECTION TO THE BOARD

The Nominating and Corporate Governance Committee identifies and recommends candidates it believes are qualified to stand for election as directors of Celcuity or to fill any vacancies on the Board. In identifying director candidates, the Nominating and Corporate Governance Committee may retain third party search firms.

In order to evaluate and identify director candidates, the Nominating and Corporate Governance Committee considers the suitability of each director candidate, including the current members of the Board, in light of the current size, composition and current perceived needs of the Board. The Nominating and Corporate Governance Committee seeks highly qualified and experienced director candidates and considers many factors in evaluating such candidates, including issues of character, judgment, independence, background, age, expertise, diversity of experience, length of service and other commitments. This includes giving due consideration to creating a diverse pool of director candidates.

The Nominating and Corporate Governance Committee has established the following minimum requirements for director candidates: being able to read and understand fundamental financial statements; having at least 10 years of relevant business experience; having no identified conflicts of interest as a director of Celcuity; having not been convicted in a criminal proceeding other than traffic violations during the ten years before the date of selection; and being willing to comply with any code of ethics of the Company. Exceptional candidates who do not meet all of these criteria may still be considered. The Nominating and Corporate Governance Committee retains the right to modify these minimum qualifications, the factors considered in assessing potential candidates, and the adoption or amendment of any policies related to the recruitment and nomination of potential candidates, including without limitation, for compliance with Nasdaq listing standards and other applicable rules and regulations.

The Nominating and Corporate Governance Committee may review director candidates by reviewing information provided to it, through discussions with persons familiar with the candidate, or other actions that the Nominating and Corporate Governance Committee deems proper. After such review and consideration, the Nominating and Corporate Governance Committee designates any candidates who are to be interviewed and by whom they are to be interviewed. After interviews, the Nominating and Corporate Governance Committee recommends for Board approval any new directors to be nominated.

Stockholders may request the Nominating and Corporate Governance Committee to consider a director candidate. The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders in the same manner that it considers all director candidates. Stockholders who wish to submit a director candidate for the Nominating and Corporate Governance Committee’s consideration must notify our Corporate Secretary in writing at Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446. Any such recommendations should provide whatever supporting material the stockholder considers appropriate, but should at a minimum include such background and biographical material as will enable the Nominating and Corporate Governance Committee to make an initial determination as to whether the nominee satisfies the criteria for directors and whether to conduct a full evaluation of the candidate.

Stockholders who intend to participate in the 2026 Annual Meeting to nominate a candidate for election by the stockholders at the meeting (in cases where the Board does not intend to nominate the candidate or where the Nominating and Corporate Governance Committee was not requested to consider the candidacy), or who intend to solicit proxies in support of director nominees other than our nominees, must submit such nomination in writing to our Corporate Secretary, Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446, and comply with the stockholder proposal and director nominations requirements summarized under “Stockholder Proposals and Director Nominations” below.

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BOARD OF DIRECTORS VACANCIES

Our bylaws authorize only our Board to fill vacant directorships, including newly created seats. In addition, the number of directors constituting our Board is permitted to be set only by a resolution adopted by our Board. These provisions prevent a stockholder from increasing the size of our Board and then gaining control of our Board by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of our Board but promotes continuity of management.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

Our stockholders may contact our Board, or any committee of our Board, by regular mail to our Chief Executive Officer, Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446. All communications will be reviewed by management and, if appropriate to the duties and responsibilities of the Board, forwarded to the appropriate director or directors or to the full Board, as appropriate.

DIRECTOR COMPENSATION

Our non-employee director compensation policy, which was approved in May 2024 and applies through April 2025, provides that each of our non-management directors receive the following compensation:

●	An annual equity award with a fair market value of $80,000, payable in the form of restricted stock, stock options or a combination of both, at the director’s election.

●	A cash retainer of $30,000, payable quarterly.

●	Reimbursement for out-of-pocket expenses incurred in connection with services as a director.

Pursuant to this policy, during 2024, Celcuity’s non-employee directors received compensation in the form of an equity award with a fair market value of $80,000 as of June 4, 2024, the date of grant, as well as cash compensation in the amount of $6,250 per quarter for each of two quarters and $7,500 per quarter for each of two quarters, for total cash compensation of $27,500. Dr. Buller received the equity award in the form of restricted stock and a stock option. Dr. Buller received 1,079 shares of restricted stock, which was determined by dividing $16,000 by the closing price of a share of the Company’s common stock on the date of grant. The restricted stock will vest with respect to 100% of the shares on April 30, 2025. Dr. Buller also received a stock option for the purchase of 6,522 shares, the number of shares that results in the option having a Black Scholes value of $64,000 as of the date of grant. Mr. Dalvey, Dr. Furcht, Dr. Murphy, and Mr. Nigon received the equity award in the form of a stock option. Each stock option is for the purchase of 8,153 shares, the number of shares that results in the option having a Black Scholes value of $80,000 as of the date of grant. The stock options have an exercise price of $14.83 per share, which is equal to the closing price of a share of the Company’s common stock on the date of grant. The above stock options will vest and become exercisable with respect to 100% of the shares on April 30, 2025 and will remain exercisable for the remainder of the 10-year term. The Compensation Committee has not yet determined compensation for the non-employee directors for the year running May 2025 – April 2026.

Fiscal Year 2024 Director Compensation

The table below summarizes the compensation paid by the Company to its non-employee directors for the fiscal year ended December 31, 2024. Mr. Sullivan and Dr. Laing are not included in this table since they are each an employee of the Company and receive no compensation for their services as a director. Each of Mr. Sullivan and Dr. Laing are included in the Summary Compensation Table under “Executive Compensation” below.

Name	Fees Earned or Paid in Cash	Stock Awards(1)(2)	Option Awards(1)(3)	Total
Richard E. Buller	$27,500	$16,000	$64,000	$107,500
David F. Dalvey	$27,500	$-	$80,000	$107,500
Leo T. Furcht	$27,500	$-	$80,000	$107,500
Polly A. Murphy	$27,500	$-	$80,000	$107,500
Richard J. Nigon	$27,500	$-	$80,000	$107,500

(1)	Reflects the aggregate grant date fair value of equity awards to each director during 2024, calculated in accordance with FASB ASC Topic 718. Dr. Buller received 1,079 shares of restricted stock and an option to purchase 6,522 shares of common stock at an exercise price of $14.83. Dr. Furcht, Dr. Murphy, Mr. Dalvey and Mr. Nigon each received an option to purchase 8,153 shares of common stock at an exercise price of $14.83. Refer to “Note 11 – Stock-Based Compensation” in the audited financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of the assumptions used in calculating the award amount.

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(2)	The aggregate number of shares of restricted stock held by each of the directors listed in the table above as of December 31, 2024 was as follows: Dr. Buller, 7,760 shares of restricted stock; Mr. Dalvey, 9,325 shares of restricted stock. Dr. Furcht, Dr. Murphy and Mr. Nigon hold no shares of restricted stock.

(3)	The aggregate number of stock options held by each of the directors listed in the table above as of December 31, 2024 was as follows: Dr. Buller, options to purchase 54,332 shares; Mr. Dalvey, options to purchase 75,666 shares; Dr. Furcht, options to purchase 80,728 shares; Dr. Murphy, options to purchase 46,098 shares; and Mr. Nigon, options to purchase 90,629 shares.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains information regarding the beneficial ownership of Celcuity’s common stock as of March 17, 2025 (except as otherwise indicated) by (i) each person who is known by Celcuity to beneficially own more than 5% of the outstanding shares of our common stock; (ii) each director of Celcuity; (iii) each director nominee; (iv) each named executive officer of Celcuity; and (v) all executive officers and directors as a group. Unless otherwise noted, each person or group identified possesses sole voting and investment power with respect to such shares and the business address of each person is c/o Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)(2)	Percent of Class (3)
5% Stockholders
Baker Bros. Advisors LP (4)	2,678,553	7.20%
Biotechnology Value Fund, L.P. and affiliates (5)	3,466,000	9.16%
BlackRock, Inc. (6)	2,179,064	5.76%
Growth Equity Opportunities 18 VGE, LLC (7)	3,703,561	9.20%
Perceptive Advisors LLC (8)	2,362,279	6.24%
Soleus Private Equity Fund II, L.P. and affiliates (9)	3,872,184	9.99%
Officers and Directors
Richard E. Buller	62,092	*
David F. Dalvey (10)	309,991	*
Leo T. Furcht	91,478	*
Vicky Hahne	189,327	*
Lance G. Laing	1,520,445	3.99%
Polly A. Murphy	46,098	*
Richard J. Nigon	209,529	*
Brian F. Sullivan(11)	3,787,643	9.81%
All directors and executive officers as a group (8 individuals)	6,216,603	15.77%

* less than 1%

(1)	The beneficial ownership reported in the table includes shares of common stock the beneficial owners have the right to acquire within 60 days of March 17, 2025 upon the exercise of stock options, warrants or pre-funded warrants or conversion of preferred stock, subject to the beneficial ownership limitations described in note 2 below.

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(2)	With respect to Growth Equity Opportunities 18 VGE, LLC and Soleus Private Equity Fund II, L.P. and affiliates, the beneficial ownership shown above includes (a) the number of shares of common stock that may be acquired upon the conversion of shares of Series A Preferred Stock acquired pursuant to the Securities Purchase Agreement, dated May 15, 2022, by and among the Company and the purchasers named therein (the “Securities Purchase Agreement”), and (b) the number of shares of common stock that may be acquired upon exercise of warrants issued under the Securities Purchase Agreement, assuming any such conversions or exercises occur within 60 days of March 17, 2025; provided, however, that the maximum number of shares of common stock that may be acquired upon such conversions or exercises is limited such that the beneficial ownership of such stockholder and its affiliates will not exceed 9.99%. With respect to Baker Bros. Advisors LP (the “Adviser”), the beneficial ownership shown above includes the number of shares of common stock that may be acquired upon exercise of pre-funded warrants issued under the Securities Purchase Agreement, dated October 18, 2023, by and among the Company and the investors named therein, assuming any such exercises occur within 60 days of March 17, 2025; provided, however, that the maximum number of shares of common stock that may be acquired upon such conversions or exercises is limited such that the beneficial ownership of such stockholder and its affiliates will not exceed 4.99%. With respect to officers and directors, the beneficial ownership shown above includes the number of shares of common stock the beneficial owners have the right to acquire within 60 days of March 17, 2025 upon the exercise of stock options or warrants, as follows: Dr. Buller, 54,332 shares; Mr. Dalvey, 75,666 shares; Dr. Furcht, 80,728 shares; Ms. Hahne, 170,467 shares; Dr. Laing, 270,445 shares; Dr. Murphy 41,098 shares; Mr. Nigon, 108,436 shares; Mr. Sullivan, 771,000 shares; and all directors and executive officers as a group, 1,572,172 shares.

(3)	Calculated based on 37,839,392 issued and outstanding shares of Celcuity common stock as of March 17, 2025, plus, for each beneficial owner, any securities that such person has the right to acquire within 60 days of March 17, 2025.

(4)	In a Schedule 13G/A filed on February 14, 2025, the Adviser, Baker Bros. Advisors (GP) LLC (“Adviser GP”), Julian C. Baker and Felix J. Baker reported sole voting power and sole dispositive power over 2,678,553 shares of common stock as of December 31, 2024, including outstanding shares of common stock and shares of common stock issuable upon the exercise of pre-funded warrants, subject to the beneficial ownership limitation described in Note 2 above. These shares and pre-funded warrants are directly held by each of Baker Brothers Life Sciences, L.P. and 667, L.P. (collectively, the “Funds”), which beneficially own 2,476,137 shares and 202,416 shares, respectively. The Company has not recalculated the beneficial ownership limitation or the ownership percentage in the table based on shares outstanding as of March 17, 2025. Adviser GP is the sole general partner of the Adviser. Adviser GP, Felix J. Baker and Julian C. Baker, as managing members of Adviser GP, and the Adviser may be deemed to be beneficial owners of securities of the Company directly held by the Funds. The business address of the above referenced entities and persons is c/o Baker Bros. Advisors LP, 860 Washington Street, 3rd Floor, New York, New York 10014.

(5)	In a Schedule 13G filed on June 10, 2024, Biotechnology Value Fund, L.P. (“BVF”) and BVF I GP LLC (“BVF GP”) reported shared voting and dispositive power over 1,828,267 shares of common stock; Biotechnology Value Fund II, L.P. (“BVF2”) and BVF II GP LLC (“BVF2 GP”) reported shared voting and dispositive power over 1,429,592 shares of common stock; Biotechnology Value Trading Fund OS LP (“Trading Fund OS”) and BVF Partners OS Ltd. (“Partners OS”) reported shared voting and dispositive power over 148,513 shares of common stock; BVF GP Holdings LLC (“BVF GPH”) reported shared voting and dispositive power over 3,257,859 shares of common stock; and BVF Partners L.P. (“Partners”), BVF Inc. and Mark N. Lampert reported shared voting and dispositive power over 3,466,000 shares of common stock, in each case as of June 10, 2024. Consists of (i) 1,828,267 shares of common stock held by BVF, (ii) 1,429,592 shares of common stock held by BVF2, (iii) 148,513 shares of common stock held by Trading Fund OS, and (iv) 59,628 shares of common stock held in a certain Partners managed account (the “Partners Managed Account”). BVF GP, as the general partner of BVF, may be deemed to beneficially own the shares beneficially owned by BVF. BVF2 GP, as the general partner of BVF2, may be deemed to beneficially own the shares beneficially owned by BVF2. Partners OS, as the general partner of Trading Fund OS, may be deemed to beneficially own the shares beneficially owned by Trading Fund OS. BVF GPH, as the sole member of each of BVF GP and BVF2 GP, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF and BVF2. Partners, as the investment manager of BVF, BVF2 and Trading Fund OS, and the sole member of Partners OS, may be deemed to beneficially own the shares beneficially owned in the aggregate by BVF, BVF2 and Trading Fund OS and held in the Partners Managed Account. BVF Inc., as the general partner of Partners, may be deemed to beneficially own the shares beneficially owned by Partners. Mr. Lampert, as a director and officer of BVF Inc., may be deemed to beneficially own the shares beneficially owned by BVF Inc. The business address for BVF, BVF GP, BVF2, BVF2 GP, BVF GPH, Partners, BVF Inc. and Mr. Lampert is 44 Montgomery Street, 40th Floor, San Francisco, California 94104. The business address for Trading Fund OS and Partners OS is PO Box 309 Ugland House, Grand Cayman, KY1-1104, Cayman Islands.

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(6)	In a Schedule 13G filed on February 4, 2025, BlackRock, Inc. reported sole voting power over 2,159,428 shares of common stock and sole dispositive power over 2,179,064 shares of common stock as of December 31, 2024. The address of BlackRock, Inc. is 50 Hudson Yards, New York, New York 10001.

(7)	In a Schedule 13D/A filed on September 12, 2022, Growth Equity Opportunities 18 VGE, LLC (“GEO”) reported shared voting power and shared dispositive power over 1,520,001 shares of common stock as of September 1, 2022, including outstanding shares of common stock and shares of common stock issuable upon conversion of the Series A Preferred Stock or exercise of warrants, subject to the beneficial ownership limitation described in Note 2 above. The Company has recalculated the beneficial ownership limitation based on shares outstanding as of March 17, 2025, and the beneficial ownership reported in the table includes additional shares issuable upon conversion of Series A Preferred Stock or exercise of warrants held by GEO at September 12, 2022, but without giving effect to any transactions that may have been effected by GEO after such date. Based on the number of shares of the Company’s common stock outstanding as of March 17, 2025, under the beneficial ownership limitation, all shares of common stock are currently issuable to GEO upon conversion of Series A Preferred Stock or exercise of the warrants. NEA 18 Venture Growth Equity, L.P. (“NEA 18 VGE”) is the sole member of GEO; NEA Partners 18 VGE, L.P. (“NEA Partners 18 VGE”) is the sole general partner of NEA 18 VGE; and NEA 18 VGE GP, LLC (“NEA 18 VGE LLC” and, together with NEA Partners 18 VGE, the “Control Entities”) is the sole general partner of NEA Partners 18 VGE. Ali Behbahani (“Behbahani”), Carmen Chang (“Chang”), Anthony A. Florence, Jr. (“Florence”), Liza Landsman (“Landsman”), Mohamad H. Makhzoumi (“Makhzoumi”), Edward T. Mathers (“Mathers”), Scott D. Sandell (“Sandell”), Peter W. Sonsini (“Sonsini”), Paul Walker (“Walker”) and Rick Yang (“Yang”) (together, the “Managers”) are the managers of NEA 18 VGE LLC. The address of the principal business office of GEO, NEA 18 VGE, each Control Entity and Sandell is New Enterprise Associates, 1954 Greenspring Drive, Suite 600, Timonium, MD 21093. The address of the principal business office of Behbahani and Mathers is New Enterprise Associates, 5425 Wisconsin Avenue, Suite 800, Chevy Chase, MD 20815. The address of the principal business office of Chang, Makhzoumi, Sonsini, Walker and Yang is New Enterprise Associates, 2855 Sand Hill Road, Menlo Park, California 94025. The address of the principal business office of Florence and Landsman is New Enterprise Associates, 104 5th Avenue, 19th Floor, New York, NY 10001.

(8)	In a Schedule 13G/A filed on February 14, 2025, Perceptive Advisors LLC (“Perceptive Advisors”), Perceptive Life Sciences Master Fund, Ltd. (the “Perceptive Master Fund”) and Joseph Edelman reported shared voting power and shared dispositive power over 2,362,279 shares of common stock as of December 31, 2024. The Perceptive Master Fund directly holds 2,362,279 shares of common stock. Perceptive Advisors serves as the investment manager to the Perceptive Master Fund and may be deemed to beneficially own shares held by the Perceptive Master Fund. Mr. Edelman is the managing member of Perceptive Advisors and may be deemed to beneficially own the shares held by the Perceptive Master Fund. The business address of the above referenced entities and persons is 51 Astor Place, 10th Floor, New York, NY 10003.

(9)	In a Schedule 13G/A filed on February 11, 2025, Soleus Private Equity Fund II, L.P. (“Soleus PE”), Soleus Private Equity GP II, LLC (“Soleus PE GP”) and Soleus PE GP II, LLC reported shared voting power and shared dispositive power over 1,754,231 shares of common stock; Soleus Capital Master Fund, L.P. (“Soleus Master Fund”), Soleus Capital, LLC and Soleus Capital Group, LLC reported shared voting power and shared dispositive voting power over 3,872,184 shares of common stock, and Soleus Capital Management, L.P. (“Soleus Capital Management”), Soleus GP LLC and Guy Levy reported shared voting power and shared dispositive power over 3,797,871 shares of common stock, in each case as of December 31, 2024, including shares of common stock issuable upon conversion of the Series A Preferred Stock or exercise of warrants, subject to the beneficial ownership limitation described in Note 2 above. The Company has not recalculated the beneficial ownership limitation or the ownership percentage in the table based on shares outstanding as of March 17, 2025. Soleus PE GP is the sole general partner of Soleus PE; Soleus PE GP II, LLC is the sole manager of Soleus PE GP; Soleus Capital Management is the investment manager for Soleus PE and Soleus Master Fund; Soleus GP, LLC is the sole general partner of Soleus Capital Management; Soleus Capital, LLC is the sole general partner of Soleus Master Fund; and Soleus Capital Group, LLC is the sole managing member of Soleus Capital, LLC. Mr. Levy is the sole managing member of each of Soleus PE GP II, LLC, Soleus Capital Group, LLC and Soleus GP, LLC. The address of the above referenced entities and persons is 104 Field Point Road, 2nd Floor, Greenwich, CT 06830.

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(10)	Mr. Dalvey’s beneficial ownership includes 225,000 shares of common stock owned by Brightstone Venture Capital Fund, LP, of which Mr. Dalvey is the General Partner.

(11)	Mr. Sullivan’s beneficial ownership includes 1,750,784 shares of common stock owned by trusts over which Mr. Sullivan exercises voting and dispositive power and 8,155 shares of common stock owned by Mr. Sullivan’s spouse.

EXECUTIVE OFFICERS

The following table identifies our current executive officers, the positions they hold, and their current age. Our executive officers are appointed by our Board to hold office until their successors are elected or their earlier death, resignation or removal.

Name	Age	Positions
Brian F. Sullivan	63	Chairman of the Board and Chief Executive Officer
Lance G. Laing	63	Chief Science Officer, Vice President, Secretary and Director
Vicky Hahne	58	Chief Financial Officer

For biographical information about Mr. Sullivan and Dr. Laing, please refer to Proposal 1 entitled “Election of Directors.” Biographical information about Ms. Hahne is as follows:

Vicky Hahne, Chief Financial Officer

Ms. Hahne joined as our Chief Financial Officer in July 2017. She has more than 25 years of financial leadership experience, including the most recent 20 years in the healthcare industry. Prior to joining Celcuity, Ms. Hahne served as Controller of Respiratory Technologies Inc., a medical device manufacturer, from 2015 to 2017. While at Respiratory Technologies, she played a key role in the due diligence process to sell the company to Koninklijke Philips. In 2014, she served as Controller for Ability Network Inc., a healthcare information technology company. From 2007 to 2012, Ms. Hahne served as Controller of SterilMed Inc., a medical device reprocessing company, where she was significantly involved in the sale of the company to Johnson & Johnson. Prior to these roles, Ms. Hahne held several senior financial positions at SimonDelivers Inc., including Chief Financial Officer. Ms. Hahne has extensive experience in early stage, high growth companies with responsibilities including financial controls and stewardship, financial analysis, mergers and acquisitions, building infrastructure and systems. She received a B.S. degree in Finance and Accounting from Northern State University and received her CPA certificate in 1990.

EXECUTIVE COMPENSATION

Overview

The compensation of our executive officers is structured with the goal of providing a competitive compensation program that will enable us to attract and retain highly qualified executives, which is necessary to achieve our financial and strategic objectives and create long-term value for our stockholders. Our Chief Executive Officer, Chief Science Officer, and Chief Financial Officer (collectively, our “named executive officers”) are currently compensated with a base salary and performance-based incentive pay. In addition, we grant options and other equity awards to our named executive officers, employees, directors, consultants and independent contractors under our Amended and Restated 2017 Stock Incentive Plan (the “2017 Plan”) and our 2017 Employee Stock Purchase Plan (the “ESPP”). See the “Employee Benefit Plans” subsection below for additional information on these plans.

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Incentive Pay

We provide our named executive officers and other senior managers the opportunity to earn annual incentive payments under a performance-based incentive pay program. Payments to executives under the annual incentive program are based upon the Company’s achievement of milestones, approved by our Compensation Committee, that advance our core business strategies. Each participant is granted the opportunity to earn incentive pay up to a maximum percentage of his or her base salary. Under our 2024 annual incentive plan, the range of milestone-based target incentive pay for each of our named executive officers was 40 to 60% of base salary. Payments under the annual incentive program may be made entirely in cash, entirely in the form of equity awards, or partly in cash and partly in the form of equity awards. Incentive payments ranging from 40 to 60% of base salary were made under the program for the fiscal year 2024 to Ms. Hahne, Dr. Laing, and Mr. Sullivan, respectively, due to achievement of milestones target. For 2024 performance, Mr. Sullivan’s and Ms. Hahne’s incentive awards were paid in cash and Dr. Laing received his incentive award in 50% cash and 50% equity, in the form of stock options that vested on February 21, 2025.

In August and November 2024, the Compensation Committee approved changes to the Company’s compensation program to bring the design and total target direct compensation of the Company’s named executive officers into closer alignment with similarly situated companies and to continue to align the interests of the Company’s executives with those of the Company’s stockholders. In conjunction with this change, the Compensation Committee awarded long-term incentive compensation awards to Mr. Sullivan, Dr. Laing and Ms. Hahne. See footnote 3 to the Summary Compensation Table below for additional details.

Employment Agreements, Severance and Change in Control Agreements

We have not entered into employment agreements, severance agreements or change-of-control agreements with our named executive officers. Mr. Sullivan, Dr. Laing, and Ms. Hahne have each entered into a confidentiality, assignment of inventions and non-competition agreement with us, which provides, among other things, that the named executive officer will not engage in a competitive business or solicit our employees or consultants for a period of 24 months after termination of employment.

In March 2025, we adopted the Celcuity Inc. Change in Control and Severance Plan (the “Severance Plan”), which provides that in the event of a participant’s involuntary termination of employment without cause or resignation for good reason within the twelve-month period following a Change in Control, the Severance Plan provides for: (i) a severance payment in an amount ranging from three months to three years of the participant’s base salary and target cash bonus, plus (ii) COBRA premiums for the participant and their enrolled dependents for the same time period, but no greater than eighteen months, both payable in a lump sum. The amount of severance provided under the Severance Plan is three years for the Company’s chief executive officer and two years for the Company’s other executive officers. In addition, the Severance Plan provides that in the event of a Change in Control, all outstanding equity awards held by any participant will fully vest (with performance awards vesting at the greater of target or actual performance levels) immediately upon the effective date of such Change in Control.

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Summary Compensation Table

The following table summarizes the compensation for fiscal 2024 and 2023 of Celcuity’s named executive officers:

Name and Principal Position	Year	Salary(1)	Bonus(2)	Option Awards (3)(4)	Non-Equity Incentive Plan Compensation(5)	Total
Brian F. Sullivan	2024	$525,000	$47,250	$5,748,490	$265,923	$6,586,663
Chairman and Chief Executive Officer	2023	$209,615	—	$1,260,000	$268,500	$1,738,115
Lance G. Laing	2024	$351,500	$13,545	$1,261,677	$76,232	$1,702,954
Chief Science Officer	2023	$312,577	—	$1,094,295	$76,970	$1,483,842
Vicky Hahne	2024	$267,500	$22,050	$937,520	$124,097	$1,351,167
Chief Financial Officer	2023	$226,769	—	$617,155	$54,819	$898,743

(1)	The “Salary” column reflects amounts earned for the applicable year and paid in cash.

(2)	Represents the discretionary portion of 2024 bonus payments to the named executive officers.

(3)	Reflects the aggregate grant date fair value of equity awards to each named executive officer earned for 2024 and 2023, calculated in accordance with FASB ASC Topic 718. Refer to “Note 11 – Stock-Based Compensation” in the audited financial statements included in Item 8 of our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of the assumptions used in calculating the award amount.

(4)	The “Option Awards” column includes equity grants in lieu of salary and incentive awards, in each case as earned for the applicable year and within the scope of FASB ASC Topic 718.

In August 2023, Dr. Laing and Ms. Hahne each elected to receive an equity award in lieu of a portion of his or her cash compensation for a 17-month period commencing August 1, 2023. In February 2024, Dr. Laing and Ms. Hahne each elected to receive an equity award in lieu of a portion of his or her annual incentive award for 2023 performance.

In August 2023, each named executive officer was awarded long term incentive compensation awards in the form of stock options, which are included in the “Option Awards” column. In August 2023, Mr. Sullivan was granted 180,000 stock options, Dr. Laing was granted 125,000 stock options, and Ms. Hahne was granted 60,000 stock options. In each case, the options vested as to one-fourth of the award in August 2024 and monthly thereafter for 36 months. In January 2024, Mr. Sullivan was granted 84,000 stock options, which are included in the “Option Awards” column in 2024 and which vested as to one-fourth of the award in August 2024 and monthly thereafter for 36 months.

In August 2024, each named executive officer was awarded long term incentive compensation awards in the form of stock options. Mr. Sullivan was granted 400,000 stock options in August 2024, which are included in the “Option Awards” column. Mr. Sullivan’s award was granted as follows: a) 250,000 time-based stock options and b) 150,000 performance-based options. Dr. Laing was granted 100,000 stock options, and Ms. Hahne was granted 80,000 stock options. In each case for the time-based awards, the options vest as to one fourth of the award in August 2025 and monthly thereafter for 36 months. Mr. Sullivan’s performance-based option will vest in 1/4th increments upon Celcuity’s common stock achieving certain stock price performance milestones.

(5)	For 2024, target bonus amounts were set by the Compensation Committee as a percentage of the named executive officer’s annual base salary as follows: (1) Mr. Sullivan’s target bonus percentage was set at 60% and (2) Dr. Laing and Ms. Hahne’s target bonus percentages were each set at 40%. In addition, to remain eligible to receive a bonus, the named executive officers were required to remain employees in good standing on the date bonuses were paid. The Compensation Committee determined that performance goals under the 2024 bonus plan were achieved at the 84% level, but that the successful completion of other Company activities supported paying bonuses at the 99% level. The bonuses were paid in the first quarter of 2024. For 2024, Mr. Sullivan’s total bonus amount was $313,173, Dr. Laing’s total bonus amount was $179,554, and Ms. Hahne’s total bonus amount was $146,147.

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Outstanding Equity Awards at Fiscal Year End 2024

The following table lists the outstanding equity awards held by each of our named executive officers as of December 31, 2024:

		OPTION AWARDS
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Brian F. Sullivan	5/17/2017	21,500	-		$8.40	5/17/2027
	9/19/2017	8,220	-		$5.50	9/19/2027
	8/13/2018	3,769	-		$5.50	8/13/2028
	10/17/2018	14,675	-		$5.50	10/17/2028
	8/12/2019	4,985	-		$5.50	8/12/2029
	8/12/2019	50,000	-		$5.50	8/12/2029
	8/12/2020	17,281	-		$5.90	8/12/2030
	8/12/2020	20,000	-		$5.90	8/12/2030
	12/28/2020	11,081	-		$5.50	12/28/2030
	2/2/2021	12,323	536	(1)	$5.50	2/2/2031
	3/18/2021	11,145	744	(2)	$5.50	3/18/2031
	4/12/2021	12,383	1,126	(3)	$5.50	4/12/2031
	8/11/2021	17,000	-		$5.50	8/11/2031
	8/11/2021	16,666	3,334	(4)	$5.50	8/11/2031
	10/27/2021	5,200	1,369	(5)	$5.50	10/27/2031
	5/17/2022	250,000	-		$5.50	5/17/2032
	2/16/2023	69,760	-		$11.55	2/16/2033
	8/25/2023	60,000	120,000	(6)	$9.89	8/25/2033
	1/2/2024	27,999	56,001	(7)	$14.78	1/2/2034
	8/20/2024	-	250,000	(8)	$17.04	8/20/2034
	8/20/2024	-	150,000	(9)	$17.04	8/20/2034
Lance G. Laing	5/17/2017	16,125	-		$8.40	5/17/2027
	9/19/2017	4,110	-		$5.50	9/19/2027
	10/17/2018	1,834	-		$5.50	10/17/2028
	8/12/2019	50,000	-		$5.50	8/12/2029
	8/12/2020	20,000	-		$5.90	8/12/2030
	12/28/2020	2,771	-		$5.50	12/28/2030
	2/2/2021	3,081	134	(10)	$5.50	2/2/2031
	3/18/2021	2,787	186	(11)	$5.50	3/18/2031
	4/12/2021	6,191	563	(12)	$5.50	4/12/2031
	8/11/2021	16,666	3,334	(13)	$5.50	8/11/2031
	10/27/2021	1,485	392	(14)	$5.50	10/27/2031
	5/17/2022	38,412	-		$5.50	5/17/2032
	2/16/2023	9,156	-		$11.55	2/16/2033
	8/25/2023	41,666	83,334	(15)	$9.89	8/25/2033
	8/25/2023	21,250	-		$9.89	8/25/2033
	2/13/2024	6,468	1,297	(16)	$15.03	2/13/2034
	8/20/2024	-	100,000	(17)	$17.04	8/20/2034
Vicky Hahne	5/17/2017	37,500	-		$8.40	5/17/2027
	7/5/2018	3,000	-		$5.50	7/5/2028
	10/17/2018	932	-		$5.50	10/17/2028
	8/12/2019	3,000	-		$5.50	8/12/2029
	8/12/2020	10,000	-		$5.90	8/12/2030
	12/28/2020	1,122	-		$5.50	12/28/2030
	2/2/2021	1,246	55	(18)	$5.50	2/2/2031
	3/18/2021	1,128	76	(19)	$5.50	3/18/2031
	4/12/2021	3,488	318	(20)	$5.50	4/12/2031
	8/11/2021	12,500	2,500	(21)	$5.50	8/11/2031
	10/27/2021	649	172	(22)	$5.50	10/27/2031
	5/17/2022	31,930	-		$5.50	5/17/2032
	2/16/2023	5,069	-		$11.55	2/16/2033
	8/25/2023	21,250	-		$9.89	8/25/2033
	8/25/2023	20,000	40,000	(23)	$9.89	8/25/2033
	2/13/2024	4,606	924	(24)	$15.03	2/13/2034
	8/20/2024	-	80,000	(25)	$17.04	8/20/2034

(1)	This option vests as to 267.90 shares in 2 installments on the 1st of each of month beginning January 1, 2025 and ending February 1, 2025.

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(2)	This option vests as to 248 shares in 3 installments on the 1st of each of month beginning January 1, 2025 and ending March 1, 2025.

(3)	This option vests as to 281.44 shares in 4 installments on the 1st of each of month beginning January 1, 2025 and ending April 1, 2025.

(4)	This option vests as to 416.67 shares in 8 installments on the 1st of each of month beginning January 1, 2025 and ending August 1, 2025.

(5)	This option vests as to 136.85 shares in 10 installments on the 1st of each of month beginning January 1, 2025 and ending October 1, 2025.

(6)	This option vests as to 3,750 shares in 32 remaining installments on the 1st of each of month beginning January 1, 2025 and ending August 1, 2027.

(7)	This option vests as to 1,750 shares in 32 remaining installments on the 1st of each of month beginning January 1, 2025 and ending August 1, 2027.

(8)	This option vests as to 62,500 shares on the 1st installment on August 20, 2025 and then as to 5,208.33 shares in 36 remaining installments on the 1st of each of month beginning September 1, 2025 and ending August 1, 2028.

(9)	This option is a performance-based option and vests in 1/4th increments upon Celcuity’s common stock achieving certain stock price performance milestones.

(10)	This option vests as to 66.98 shares in 2 installments on the 1st of each of month beginning January 1, 2025 and ending February 1, 2025.

(11)	This option vests as to 61.94 shares in 3 installments on the 1st of each of month beginning January 1, 2025 and ending March 1, 2025.

(12)	This option vests as to 140.71 shares in 4 installments on the 1st of each of month beginning January 1, 2025 and ending April 1, 2025.

(13)	This option vests as to 416.67 shares in 8 installments on the 1st of each of month beginning January 1, 2025 and ending August 1, 2025.

(14)	This option vests as to 39.10 shares in 10 installments on the 1st of each of month beginning January 1, 2025 and ending October 1, 2025.

(15)	This option vests as to 2,604.17 shares in 32 remaining installments on the 1st of each of month beginning January 1, 2025 and ending August 1, 2027.

(16)	This option vests as to 648.5 shares in 2 remaining installments on the 1st of each of month beginning January 1, 2025 and ending February 1, 2025.

(17)	This option vests as to 25,000 shares on the 1st installment on August 20, 2025 and then as to 2,083.33 shares in 36 remaining installments on the 1st of each of month beginning September 1, 2025 and ending August 1, 2028.

(18)	This option vests as to 27.50 shares in 2 installments on the 1st of each of month beginning January 1, 2025 and ending February 1, 2025.

(19)	This option vests as to 25.33 shares in 3 installments on the 1st of each of month beginning January 1, 2025 and ending March 1, 2025.

(20)	This option vests as to 79.50 shares in 4 installments on the 1st of each of month beginning January 1, 2025 and ending April 1, 2025.

(21)	This option vests as to 312.50 shares in 8 installments on the 1st of each of month beginning January 1, 2025 and ending August 1, 2025.

(22)	This option vests as to 17.10 shares in 10 installments on the 1st of each of month beginning January 1, 2025 and ending October 1, 2025.

(23)	This option vests as to 1,250 shares in 32 remaining installments on the 1st of each of month beginning January 1, 2025 and ending August 1, 2027.

(24)	This option vests as to 462 shares in 2 remaining installments on the 1st of each of month beginning January 1, 2025 and ending February 1, 2025.

(25)	This option vests as to 20,000 shares on the 1st installment on August 20, 2025 and then as to 1,666.67 shares in 36 remaining installments on the 1st of each of month beginning September 1, 2025 and ending August 1, 2028.

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Pay Versus Performance

We are providing the following information about the relationship between executive compensation actually paid to our named executive officers (“NEOs”) and certain financial performance measures of the Company for each of the last three fiscal years, in accordance with Item 402(v) of Regulation S-K. For purposes of this disclosure, “compensation actually paid” (“CAP”) to our NEOs is determined by making various adjustments required by the SEC to the total compensation amounts reported in the Summary Compensation Table. The table below summarizes compensation amounts reported in our Summary Compensation Table, as well as the adjusted amounts of CAP for fiscal years 2024, 2023 and 2022. For our NEOs other than our principal executive officer (“PEO”), compensation is reported as an average.

The following table sets forth information concerning the compensation of our NEOs for fiscal years 2024, 2023 and 2022, and certain financial performance measures of the Company for each fiscal year:

Year(1)	Summary Compensation Table (“SCT”) Total for PEO	CAP to PEO(2)	Average SCT Total for Non-PEO NEOs	Average CAP to Non-PEO NEOs(2)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)(3)	Net Loss (thousands)
2024	$6,586,663	$5,197,649	$1,527,060	$1,227,674	$99.24	$(111,779)
2023	$1,738,115	$2,464,675	$1,191,293	$1,501,865	$110.46	$(63,779)
2022	$1,813,741	$2,493,683	$599,442	$700,393	$106.22	$(40,370)

(1)	During 2024, 2023 and 2022, Brian F. Sullivan was our PEO, and Lance G. Laing and Vicky Hahne were our Non-PEO NEOs.
(2)	The following amounts were deducted from / added to the SCT total compensation in accordance with the SEC-mandated adjustments to calculate CAP to our PEO and the average CAP to our Non-PEO NEOs. The fair value of equity awards was determined using methodologies and assumptions developed in a manner substantively consistent with those used to determine the grant date fair value of such awards. None of our NEOs participate in a pension plan; therefore, no adjustment from the SCT total related to pension value was made.

Adjustments	PEO ($)	Average of Other NEOs ($)
SCT Total	$6,586,663	$1,527,060
- Grant Date Fair Value of Stock Awards Granted in Covered Fiscal Year	$(5,748,490)	$(1,099,599)
+ Fair Value at Covered Fiscal Year-End of Outstanding and Unvested Stock Awards Granted in Covered Fiscal Year	$4,108,141	$764,986
± Change in Fair Value from End of Prior Fiscal Year to End of Covered Fiscal Year of Outstanding and Unvested Stock Awards Granted in Prior Fiscal Years	$(204,918)	$(105,665)
± Fair Value at Vesting Date of Stock Awards Granted in Covered Fiscal Year That Vested During Covered Fiscal Year	$320,124	$58,814
± Change in Fair Value from End of Prior Fiscal Year to Vesting Date of Stock Awards Granted in Prior Fiscal Years For Which Applicable Vesting Conditions Were Satisfied During Covered Fiscal Year	$136,129	$82,078
- Fair Value as of Prior Fiscal Year-End of Stock Awards Granted in Prior Fiscal Years That Failed to Meet Applicable Vesting Conditions During Covered Fiscal Year	$-	$-
+ Dividends or Other Earnings Paid on Stock Awards in the Covered Fiscal Year Prior to the Vesting Date that are not otherwise included in the Total Compensation for the Covered Fiscal Year	$-	$-
Compensation Actually Paid	$5,197,649	$1,227,674

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(3)	TSR represents the value, as of the end of each fiscal year, of $100 invested in our common stock at the closing price on December 31, 2021, the last trading day before fiscal 2022. The per-share market price of our common stock on such date was $13.19, and the per-share market prices on the last trading days of fiscal years 2022, 2023 and 2024 were $14.01, $14.57, and $13.09, respectively. No dividends or other distributions have been made with respect to our common stock.

Analysis of the Information Presented in the Pay Versus Performance Table

As required by Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay Versus Performance table. The following charts compare the amount of CAP to our PEO and the average CAP to our Non-PEO NEOs as a group (excluding our PEO) to Net Loss and cumulative total shareholder return (TSR) for the three years presented in the tables.

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We are a clinical-stage biotechnology company focused on the development of targeted therapies for treatment of multiple solid tumor indications. We have not generated any revenue from sales to date, and we continue to incur significant research and development and other expenses related to our ongoing operations. Due to the Company’s operating stage and business needs, and our intent to align the interests of executives with the long-term interests of stockholders, a significant portion of executive compensation over the past three years has been paid in equity rather than cash. The CAP calculation is impacted by the proportion of compensation being delivered in the form of equity awards and reflects that the market price of our common stock decreased by approximately 1% from December 31, 2021 to December 31, 2024.

The Company believes that the use of equity awards serves to align our NEOs’ outstanding and unvested awards with shareholders’ interests in the long term. However, the CAP for our NEOs may not be correlated with the Company’s TSR or net income (loss) for any given year, including the years set forth in the table, as our core business strategies are implemented over a period of years, and the market price of our common stock is affected by many factors and may not reflect the achievement of milestones under our performance-based incentive pay program.

Employee Benefit Plans

2017 Stock Incentive Plan. Our Amended and Restated 2017 Stock Incentive Plan (the “2017 Plan”) was approved by our stockholders at the Company’s annual meeting on May 14, 2020. The Company initially reserved a total of 750,000 shares for issuance under the 2017 Plan. At the Annual Meeting held on May 12, 2021, May 12, 2022, May 11, 2023, and May 9, 2024, the stockholders approved one-time, share increases of 500,000, 500,000, 1,500,000 and 1,500,000 each year, respectively, for a total of a 4,000,000 increase to the number of shares reserved for issuance under the 2017 Plan. As of December 31, 2024, options to purchase 4,191,773 shares were outstanding and 1,177,450 shares remain available to issue. The number of shares reserved for issuance under the 2017 Plan increases automatically on each January 1 through January 1, 2027 by the number of shares equal to 1.0% of the aggregate number of outstanding shares of the Company’s common stock as of the immediately preceding December 31. However, the Board may reduce the amount of the increase in any particular year, and the Board decided that no increase would occur on January 1, 2019. The Board did allow automatic increases in the number of shares reserved for issuance by 102,540, 102,998, 149,189, 216,673, 255,060 and 371,432 shares on January 1, 2020, 2021, 2022, 2023, 2024 and 2025, respectively, for a total of 1,548,882 shares remaining under the 2017 Plan as of January 1, 2025. The maximum permitted term of options granted under the 2017 Plan is ten years. The 2017 Plan provides for share options, restricted stock awards, stock appreciation rights, restricted stock units, performance awards and stock bonuses.

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Our 2017 Plan provides that, in the event of specified types of mergers or consolidations, a sale, lease, or other disposition of all or substantially all of our assets or other corporate transactions, outstanding awards under our 2017 Plan may be assumed or replaced by any surviving or acquiring corporation; the surviving or acquiring corporation may substitute similar awards for those outstanding under our 2017 Plan; outstanding awards may be settled for the full value of such outstanding award (whether or not then vested or exercisable) in cash, cash equivalents, or securities (or a combination thereof) of the successor entity with payment deferred until the date or dates the award would have become exercisable or vested; or outstanding awards may be terminated for no consideration. Our Board or its Compensation Committee has the discretion to provide that a stock award under our 2017 Plan will immediately vest as to all or any portion of the shares subject to the stock award at the time of a corporate transaction or in the event a participant’s service with us or a successor entity is terminated actually or constructively within a designated period following the occurrence of the transaction. Stock awards held by participants under our 2017 Plan will not vest automatically on such an accelerated basis unless specifically provided in the participant’s applicable award agreement. On February 13, 2024, the Compensation Committee approved, effective upon any subsequent Change in Control (as defined in the 2017 Plan), the full acceleration of the vesting and exercisability of all then outstanding awards under the 2017 Plan. In the event of a corporate transaction, the vesting of all awards granted to non-employee directors shall accelerate and such awards shall become exercisable (as applicable) in full upon the consummation of the corporate transaction.

At the 2025 Annual Meeting, we are proposing an amendment to our 2017 Plan. See Proposal No. 4 in this Proxy Statement.

2017 Employee Stock Purchase Plan. Our 2017 Employee Stock Purchase Plan (the “ESPP”) was adopted by our Board on September 6, 2017 and approved by our stockholders at the Company’s annual meeting on May 10, 2018. The Company initially reserved a total of 100,000 shares for issuance under the ESPP. As of December 31, 2024, 152,280 shares had been issued and 360,950 remain available for issuance. The number of shares reserved for issuance under the ESPP increases automatically on the first day of each fiscal year by the number of shares equal to 0.5% of the total outstanding number of shares of common stock. However, the Board may reduce the amount of the increase in any particular year, and the Board decided that no increase would occur on January 1, 2019. The Board did allow an automatic increase in the number of shares reserved for issuance by 51,270, 51,499, 74,594, 108,337, 127,530, and 185,716 shares on January 1, 2020, 2021, 2022, 2023, 2024, and 2025, respectively, for a total of 546,666 shares remaining under the ESPP as of January 1, 2025. The ESPP provides participating employees with an opportunity to purchase shares of the Company’s common stock at a discount through payroll deductions. The ESPP is available to all employees unless they are employed for less than 20 hours per week or own 5% or more of the total combined voting power or value of the Company’s common stock. The ESPP is administered using overlapping 24 month offering periods, referred to as an Offering Period. Each Offering Period has four six-month purchase periods. A new Offering Period and purchase period begin every six months on May 1 and November 1 of each year. Participating employees may purchase common stock, on a voluntary after tax-basis, at a price equal to 85% of the fair market value of a share of common stock on either the offering date or the purchase date, whichever is lower. If the purchase date has a lower price, the employee will automatically be placed in the Offering Period beginning immediately after the purchase date. If the Company is dissolved or liquidated, any purchase period or Offering Period will terminate immediately prior to the dissolution or liquidation. If we sell substantially all of our assets to another company or engage in a merger or consolidation where our stockholders will own less than 50% of shares of stock in the resulting company, the ESPP will either be assumed by the successor entity or a new purchase date will be set before the transaction is completed, after which the ESPP will terminate.

2012 Equity Incentive Plan. Prior to adopting the 2017 Plan, our 2012 Equity Incentive Plan (the “2012 Plan”) was adopted by the board of governors and approved by the members of Celcuity LLC on August 10, 2012 and was subsequently amended on November 12, 2012. We had originally reserved 625,000 shares for issuance under the 2012 Plan. As of December 31, 2024, options to purchase 115,204 of these shares were outstanding. We have ceased granting any additional awards under the 2012 Plan. However, any outstanding options granted under the 2012 Plan will remain outstanding subject to the terms of our 2012 Plan and the related option agreements until such outstanding options are exercised or until they terminate or expire by their terms. In the event of our merger, consolidation, sale of substantially all assets, liquidation or dissolution or other change of control, the 2012 Plan provides that the Board may accelerate the exercisability of awards, terminate the 2012 Plan and unexercised awards, continue the 2012 Plan with respect to outstanding awards, replace or exchange incentive awards for similar awards of the successor, substitute the awards with similar awards of the successor or provide for cash payment for outstanding awards (net of exercise price).

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Retirement Savings Plans. Celcuity maintains an employee benefit plan qualified under Section 401(k) of the Internal Revenue Code of 1986, as amended. In 2024, the Company matched 100% of a participant’s contributions on the first 2% of eligible compensation and 50% of the participant’s contributions on the next 4% of eligible compensation.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table summarizes equity securities authorized for issuance under our equity compensation plans as of December 31, 2024:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c) (1)
Equity compensation plans approved by stockholders	4,306,977	$11.13	1,538,400
Equity compensation plans not approved by stockholders(2)	-	-	-
Total	4,306,977	$11.13	1,538,400

(1)	Includes 1,177,450 shares of common stock available for issuance under the 2017 Plan and 360,950 shares of common stock available for issuance under the ESPP as of December 31, 2024. Both our 2017 Plan and ESPP include an “evergreen” feature, which provides that an additional number of shares will automatically be added to the shares reserved for issuance under the 2017 Plan and ESPP on January 1 of each year, beginning on January 1, 2021 and ending on January 1, 2027 for the 2017 Plan and beginning on January 1, 2019 and ending on January 1, 2027 for the ESPP. The shares available for issuance under the 2017 Plan and ESPP increase by an amount equal to 1% and 0.5%, respectively, of the aggregate number of outstanding shares of the Company’s common stock as of the immediately preceding December 31st, unless the Board approves a lesser amount.

(2)	Warrants to purchase 11,268,939 shares of Company common stock also remain outstanding. These warrants were not issued as part of an equity compensation plan and are not reflected in this table.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, since January 1, 2023, there were no related party transactions arising or existing requiring disclosure under applicable Nasdaq Listing Rules or SEC rules and regulations.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually incurred by these individuals in any action or proceeding arising out of their service to us or any of our subsidiaries or any other company or enterprise to which these individuals provide services at our request. Subject to certain limitations, our indemnification agreements also require us to advance expenses incurred by our directors and officers for the defense of any action for which indemnification is required or permitted.

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Cashless Exercise Warrant Amendments

On February 13, 2024, we amended certain outstanding warrants to purchase shares of common stock to permit the holders thereof to exercise the warrants on a “cashless” basis at the holder’s preference. The warrants subject to the amendments were (i) warrants to purchase an aggregate of 107,377 shares of common stock, dated September 22, 2017 and with an exercise price of $9.50 per share, issued to investors in connection with our pre-IPO convertible note financing (the “Investor Warrants”) and (ii) warrants to purchase an aggregate of 103,864 shares of common stock, dated January 14, 2016, May 2, 2016, April 28, 2017 and May 17, 2017 and with exercise prices of $7.5628 per share, $7.5628 per share, $8.4208 per share and $8.4208 per share, respectively, issued to Cedar Point Capital, LLC (“Cedar Point”) in connection with various pre-IPO financings (the “Agent Warrants”). Cedar Point subsequently transferred all of its Agent Warrants to certain associated persons, including Richard Nigon (as discussed below). The Investor Warrants expired on September 22, 2024, and the Agent Warrants expire on dates ranging from January 14, 2026 to May 17, 2027.

If a holder chooses to exercise a warrant under the “cashless” exercise method, the number of shares of common stock issuable to the exercising holder will be reduced by the number of warrant shares that have an aggregate fair market value as of the date of exercise that satisfies the aggregate warrant exercise price of the number of warrant shares being exercised. For purposes of this calculation, the fair market value is equal to the last reported sale price of a share of Celcuity common stock on the Nasdaq Capital Market on the trading day immediately preceding the date of exercise.

In approving the warrant amendment, our board considered that if warrant holders elect to exercise all of the Investor Warrants and Agent Warrants on a cashless basis, we would issue approximately 123,156 fewer shares of common stock, based on the last reported sale price of a share of Celcuity common stock on the Nasdaq Capital Market of $15.00 as of February 9, 2024, and that we would forego approximately $1,847,296 in cash consideration. The exact impact on dilution and on the cash consideration that we receive will depend on the number of warrants that are exercised on a cashless basis and on the fair market value of our common stock as of the applicable exercise dates.

Richard Nigon, one of our directors, held 5,061 Investor Warrants prior to their exercise on June 10, 2024 and holds 17,807 Agent Warrants. If Mr. Nigon were to exercise all of his Agent Warrants on a “cashless” basis, we would forego approximately $143,156 in cash consideration. Additionally, Mr. Nigon’s son-in-law and two of Mr. Nigon’s adult children held Investor Warrants prior to the exercise of 553 and 6,553 on July 17, 2024 and September 18, 2024, respectively, and the expiration of 79 on September 22, 2024.

PIPE Transaction

On December 9, 2022, we issued 6,182,574 shares of common stock, 1,120,873 shares of Series A Preferred Stock and warrants exercisable for 6,956,450 shares of common stock to certain institutional and other accredited investors in a private placement pursuant to the Securities Purchase Agreement. Pursuant to the Securities Purchase Agreement, the closing of the private placement occurred following dosage of the first patient in the Company’s Phase 3 study, VIKTORIA-1. Investors purchased shares of common stock and Series A Preferred Stock at a price of $5.75 per share (on an as converted to common stock basis), with forty percent (40%) warrant coverage (on an as converted to common stock basis) and customary resale registration rights. The warrants have an exercise price of $8.05 per share. The private placement generated gross proceeds of approximately $100 million before deducting placement agent fees and other offering expenses of $4.3 million. Brian F. Sullivan, the Chairman of the Board and our Chief Executive Officer, participated in the private placement and purchased 260,869 shares of common stock for an aggregate purchase price of $1,499,996.75 and was issued warrants to purchase 104,340 shares of common stock, on the same terms and conditions as the other Investors under the Securities Purchase Agreement.

Policies and Procedures for Related Party Transactions

We have a written related person transactions policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of our common stock, and any members of the immediate family of and any entity affiliated with any of the foregoing persons, are not permitted to enter into a material related person transaction with us without the review and approval of our Audit Committee, or a committee composed solely of independent directors in the event it is inappropriate for our Audit Committee to review such transaction due to a conflict of interest. The policy provides that any request for us to enter into a transaction with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of our common stock or with any of their immediate family members or affiliates in which the amount involved exceeds $120,000 will be presented to our Audit Committee for review, consideration and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

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AUDIT COMMITTEE REPORT

Management is responsible for Celcuity’s financial reporting process, including the system of internal controls, and for preparing Celcuity’s financial statements in accordance with accounting principles generally accepted in the United States of America. Our independent registered public accounting firm is responsible for auditing those financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. The Audit Committee’s responsibility is to monitor and review these processes. The members of the Audit Committee rely, without independent verification, on the information provided to them and on the representations made by Celcuity’s management and the independent registered public accounting firm.

During 2024, the Audit Committee, which currently consists of Richard J. Nigon (chairman), David F. Dalvey, and Polly M. Murphy held five meetings. The meetings were designed to, among other things, facilitate and encourage communication among the Audit Committee, management and Celcuity’s independent registered public accounting firm, Boulay PLLP (“Boulay”). The Audit Committee discussed with Boulay the overall scope and plans for its 2024 audit. The Audit Committee met with Boulay, with and without management present, to discuss the results of its examinations and its evaluations of Celcuity’s system of internal controls.

During the meetings held in 2024, the Audit Committee reviewed and discussed, among other things:

●	Celcuity’s financial statements, its Quarterly Reports on Form 10-Q, and any reports received from the independent registered public accounting firm;

●	recent accounting pronouncements and the Company’s significant accounting policies;

●	disclosure controls and procedures and internal controls over financial reporting; and

●	engagement of Celcuity’s independent registered public accounting firm.

In March 2025, the Audit Committee reviewed and discussed the 2024 audited financial statements and notes to the financial statements proposed for inclusion in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 with management and Boulay, including a discussion of the application of accounting principles generally accepted in the United States, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee also has discussed with our independent registered public accounting firm the firm’s independence from management, including whether the provision of non-audit services is compatible with maintaining the firm’s independence, and matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board. The Audit Committee received the written disclosures and the letter from the independent registered public accounting firm required by the Public Company Accounting Oversight Board regarding such firm’s communications with the Audit Committee concerning independence and has discussed with such firm its independence.

Based on this review and prior discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that Celcuity’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as filed with the SEC.

Audit Committee

Richard J. Nigon (chairman)
David F. Dalvey
Polly A. Murphy

33

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Any stockholder desiring to submit a proposal or director nomination for action by the stockholders at our next annual meeting, which will be our 2026 annual meeting, must satisfy the requirements set forth in the advance notice provision under our bylaws. To be timely submitted for our 2026 annual meeting, any such proposal or nomination must be delivered in writing to our Corporate Secretary at the principal executive offices of the Company between the close of business on January 13, 2026 and the close of business on February 12, 2026. If the date of the 2026 annual meeting is advanced more than 30 days prior to or delayed by more than 60 days after the first anniversary of the 2025 Annual Meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the 2026 annual meeting and not later than the close of business on the later of the 90th day prior to the 2026 annual meeting or, if the first public announcement of the date of the 2026 annual meeting is less than 100 days prior to the date of the 2026 annual meeting, the 10th day following the day on which public announcement of the date of the 2026 annual meeting is first made.

Notwithstanding the foregoing, if the number of directors to be elected to our Board is increased and no public announcement naming all of the nominees for director or specifying the size of the increased Board is made by the Company at least 100 days prior to the first anniversary of the 2025 Annual Meeting, a stockholder’s notice will be considered timely, but only with respect to nominees for any new positions created by such increase, if the stockholder delivers such notice to our Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 10th day following the day on which a public announcement naming all of the nominees for director or specifying the size of the increased Board is first made by the Company.

In all instances, notice sent to the Company must comply with the requirements set forth in the Company’s bylaws. You are advised to review the Company’s bylaws, and due to the complexity of the respective rights of the stockholders and the Company in this area, you are advised to consult with your legal counsel with respect to such rights.

In addition to satisfying the foregoing provisions of our bylaws, to comply with the universal proxy rules under the Exchange Act, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-9 under the Exchange Act no later than March 16, 2026, which is the first business day following the date that is 60 days prior to the anniversary of the 2025 Annual Meeting.

In addition, any stockholder proposal intended to be included in the proxy statement for the 2026 annual meeting must also satisfy Rule 14a-8 of the Exchange Act and be received no later than December 2, 2025. If the date of the 2026 annual meeting is moved by more than 30 days from the first anniversary of the 2025 Annual Meeting, then notice must be received within a reasonable time before we begin to print and send proxy materials.

By Order of the Board of Directors:

/s/ Brian F. Sullivan
Chairman of the Board of Directors and Chief Executive Officer

Dated: April 1, 2025

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2025
ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 13, 2025.

The Notice, this Proxy Statement, and the Annual Report on Form 10-K are available at www.proxyvote.com and on the Investor Relations section of Celcuity’s website at https://ir.celcuity.com/sec-filings/.

34

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on 05/12/2025. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on 05/12/2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Elect seven directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01) Richard E. Buller
02) David F. Dalvey
03) Leo T. Furcht
04) Lance G. Laing
05) Polly A. Murphy
06) Richard J. Nigon
07) Brian F. Sullivan

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

	For	Against	Abstain
2. To ratify the appointment of Boulay PLLP as our independent registered public accounting firm for the fiscal year December 31, 2025.	☐	☐	☐
3. To approve, by a non-binding and advisory vote, compensation of the named executive officers.	☐	☐	☐
4. To approve an amendment to the Company's Amended and Restated 2017 Stock Incentive Plan increasing the number of shares available for issuance under the plan by 3,000,000.	☐	☐	☐

NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000663209_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

CELCUITY INC.
Annual Meeting of Stockholders
May 13, 2025 9:00 AM CDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Brian F. Sullivan and Vicky M. Hahne, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of CELCUITY INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM CDT May 13, 2025, at Celcuity Inc., 16305 36th Avenue North, Suite 100, Minneapolis, MN 55446, and any adjournment(s) or postponement(s) thereof and in their discretion upon any other business that may properly come before the meeting (and any such postponement(s) or adjournment(s)).

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000663209_2 R1.0.0.2

Continued and to be signed on reverse side

Appendix A

AMENDMENT TO THE

CELCUITY INC. AMENDED AND RESTATED

2017 STOCK INCENTIVE PLAN

AMENDMENT:

1.	Amendment. Section 4.1 of the Celcuity Inc. Amended and Restated 2017 Stock Incentive Plan is hereby amended in its entirety to read as follows:

“4.1. Plan Reserve. Subject to adjustment as provided in Section 4.4 of the Plan, an aggregate of 8,947,892 Shares are reserved for issuance under the Plan. On January 1 of each year commencing in 2026 and ending on (and including) January 1, 2027, an additional number of Shares shall become available for issuance under the Plan equal to the lesser of: (i) one percent (1%) of the number of Shares issued and outstanding as of the immediately preceding December 31, and (ii) another amount determined by the Board. Notwithstanding the foregoing, the number of Shares available under the Plan to be issued as Incentive Stock Options shall not exceed 7,250,000 Shares, subject to adjustment as provided in the Plan and Section 422 or 424 of the Code or any successor provisions.”

2.	Effective Date. The foregoing amendment shall be effective as of May 13, 2025, provided that this amendment is approved by the stockholders of Celcuity Inc. on that date.

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